EXHIBIT 10.A




                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------



                                     between



                          NAPCO SECURITY SYSTEMS, INC.
                                   ("Debtor")

                          With a place of business at:

                               333 Bayview Avenue
                              Amityville, NY 11701

                                (Suffolk County)


                                       and


                      HSBC BANK USA, NATIONAL ASSOCIATION,
                     SUCCESSOR BY MERGER TO HSBC BANK USA,
                     FORMERLY KNOWN AS MARINE MIDLAND BANK
                                ("Secured Party")


                          With a place of business at:

                              534 Broad Hollow Road
                               Melville, NY 11747



                          Dated as of September 7, 2007


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                                TABLE OF CONTENTS
                                -----------------

1.       DEFINITIONS.................................................
         1.1.         CERTAIN SPECIFIC TERMS.........................
         1.2.         SINGULARS AND PLURALS..........................
         1.3.         U.C.C. DEFINITIONS.............................
         1.4.         ACCOUNTING TERMS...............................

2.       ADVANCES..............................................
         2.1.         REQUESTS FOR AN ADVANCE........................
         2.2.         PROCEEDS OF AN ADVANCE.........................
         2.3.         INTENTIONALLY DELETED PRIOR TO EXECUTION.......
         2.4.         INTENTIONALLY DELETED PRIOR TO EXECUTION.......

3.       COLLATERAL AND INDEBTEDNESS SECURED...................
         3.1.         SECURITY INTEREST..............................
         3.2.         OTHER COLLATERAL...............................
         3.3.         INDEBTEDNESS SECURED...........................

4.       REPRESENTATIONS AND WARRANTIES........................
         4.1.         CORPORATE EXISTENCE............................
         4.2.         CORPORATE CAPACITY.............................
         4.3.         VALIDITY OF RECEIVABLES........................
         4.4.         INVENTORY......................................
         4.5.         TITLE TO COLLATERAL............................
         4.6.         DEBTOR'S TAX PAYER ID AND ORGANIZATION NUMBER..
         4.7.         CERTAIN OTHER REPRESENTATIONS WITH
                      RESPECT TO THE COLLATERAL......................
         4.8.         PLACE OF BUSINESS..............................
         4.9.         FINANCIAL CONDITION............................
         4.10.        TAXES..........................................
         4.11.        LITIGATION.....................................
         4.12.        ERISA MATTERS..................................
         4.13.        ENVIRONMENTAL MATTERS..........................
         4.14.        VALIDITY OF TRANSACTION DOCUMENTS..............
         4.15.        NO CONSENT OR FILING...........................
         4.16.        NO VIOLATIONS..................................
         4.17.        TRADEMARKS AND PATENTS.........................
         4.18.        CONTINGENT LIABILITIES.........................
         4.19.        COMPLIANCE WITH LAWS...........................
         4.20.        LICENSES, PERMITS, ETC.........................
         4.21.        LABOR CONTRACTS................................
         4.22.        CONSOLIDATED SUBSIDIARIES......................
         4.23.        AUTHORIZED SHARES..............................

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         4.24.        LABOR MATTERS..................................
         4.25.        MATERIALITY....................................
         4.26         NAPCO EXPORTRADORA.............................

5.       INTENTIONALLY DELETED.......................................

6.       REVOLVING CREDIT FACILITY...................................
         6.1.         COMMITMENT TO MAKE ADVANCES....................
         6.2.         ADVANCES.......................................
         6.3.         INTEREST RATE..................................
         6.4.         DEFAULT........................................
         6.5.         METHOD AND PLACE OF PAYMENT....................
         6.6.         REVOLVING CREDIT NOTE..........................

7.       PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND
         EXPENSES..............................................
         7.1.         PROMISE TO PAY PRINCIPAL.......................
         7.2.         PROMISE TO PAY INTEREST........................
         7.3.         PROMISE TO PAY FEES............................
         7.4.         PROMISE TO PAY COSTS AND EXPENSES..............
         7.5.         COMMITMENT FEE/ORIGINATION FEE.......
         7.6.         ACCOUNT STATED.................................

8.       INTENTIONALLY DELETED PRIOR TO EXECUTION....................

9.       AFFIRMATIVE COVENANTS.......................................
         9.1.         FINANCIAL STATEMENTS...........................
         9.2.         GOVERNMENT AND OTHER SPECIAL RECEIVABLES.......
         9.3.         INTENTIONALLY DELETED PRIOR TO EXECUTION.......
         9.4.         BOOKS AND RECORDS..............................
         9.5.         INVENTORY IN POSSESSION OF THIRD PARTIES.......
         9.6.         EXAMINATIONS...................................
         9.7.         VERIFICATION OF COLLATERAL.....................
         9.8.         RESPONSIBLE PARTIES............................
         9.9.         TAXES..........................................
         9.10.        LITIGATION.....................................
         9.11.        INSURANCE......................................
         9.12.        GOOD STANDING; BUSINESS........................
         9.13.        PENSION REPORTS................................
         9.14.        NOTICE OF NON-COMPLIANCE.......................
         9.15.        COMPLIANCE WITH ENVIRONMENTAL LAWS.............
         9.16.        DEFEND COLLATERAL..............................
         9.17.        USE OF PROCEEDS................................
         9.18.        COMPLIANCE WITH LAWS...........................

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         9.19.        MAINTENANCE OF PROPERTY........................
         9.20.        LICENSES, PERMITS, ETC.........................
         9.21.        TRADEMARKS AND PATENTS.........................
         9.22.        ERISA..........................................
         9.23.        MAINTENANCE OF OWNERSHIP.......................
         9.24.        ACTIVITIES OF CONSOLIDATED SUBSIDIARIES........
         9.25.        LABOR DISPUTES.................................
         9.26.        FINANCIAL COVENANTS............................
         9.27.        CONTROL OF CERTAIN COLLATERAL..................

10.      NEGATIVE  COVENANTS.........................................
         10.1.        LOCATION OF INVENTORY, EQUIPMENT, AND
                      BUSINESS RECORDS...............................
         10.2.        BORROWED MONEY.................................
         10.3.        SECURITY INTEREST AND OTHER ENCUMBRANCES.......
         10.4.        STORING AND USE OF COLLATERAL..................
         10.5.        MERGERS, CONSOLIDATIONS OR SALES...............
         10.6.        CAPITAL STOCK..................................
         10.7.        DIVIDENDS OR DISTRIBUTIONS.....................
         10.8.        INVESTMENTS AND ADVANCES.......................
         10.9.        GUARANTIES.....................................
         10.10.       LEASES.........................................
         10.11.       CAPITAL EXPENDITURES...........................
         10.12.       FINANCIAL STATEMENTS..................
         10.13.       NAME CHANGE....................................
         10.14.       DISPOSITION OF COLLATERAL......................
         10.15.       FINANCIAL COVENANTS............................
         10.16.       NEGATIVE PLEDGE................................
         10.17        GUARANTY, SECURITY AGREEMENT OF NAPCO GULF SECURITY
                      GROUP, LLC.
         10.18 PLEDGE OF ASSETS, NEGATIVE PLEDGE OF FUTURE NON DOMESTIC CONSOLIDATED SUBSIDIARIES
         10.19. GUARANTY, SECURITY AGREEMENT OF FUTURE DOMESTIC CONSOLIDATED SUBSIDIARIES OR ACQUIRED COMPANIES.
         10.20 PLEDGE OF ASSETS, NEGATIVE PLEDGE OF NAPCO CAYMAN ISLANDS and NAPCO DOMINICAN REPUBLIC

11.      EVENTS OF DEFAULT...........................................
         11.1.        EVENTS OF DEFAULT..............................
         11.2.        EFFECTS OF AN EVENT OF DEFAULT.................

12.      SECURED PARTY'S RIGHTS AND REMEDIES.........................
         12.1.        GENERALLY......................................
         12.2.        INTENTIONALLY DELETED PRIOR TO EXECUTION.......

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         12.3.        POSSESSION OF COLLATERAL.......................
         12.4.        COLLECTION OF RECEIVABLES......................
         12.5.        INTENTIONALLY DELETED PRIOR TO EXECUTION.......
         12.6.        LICENSE TO USE PATENTS, TRADEMARKS, AND
                       TRADENAMES....................................

13.      MISCELLANEOUS...............................................
         13.1.        PERFECTING THE SECURITY INTEREST;
                         PROTECTING THE COLLATERAL...................
         13.2.        PERFORMANCE OF DEBTOR'S DUTIES.................
         13.3.        NOTICE OF SALE.................................
         13.4.        WAIVER BY SECURED PARTY........................
         13.5.        WAIVER BY DEBTOR...............................
         13.6.        SETOFF.........................................
         13.7.        ASSIGNMENT.....................................
         13.8.        SUCCESSORS AND ASSIGNS.........................
         13.9.        MODIFICATION...................................
         13.10.       COUNTERPARTS...................................
         13.11.       GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.......
         13.12.       INDEMNIFICATION................................
         13.13.       TERMINATION; PREPAYMENT PREMIUM................
         13.14.       FURTHER ASSURANCE..............................
         13.15.       HEADINGS.......................................
         13.16.       CUMULATIVE SECURITY INTEREST, ETC..............
         13.17.       SECURED PARTY'S DUTIES.........................
         13.18.       NOTICES GENERALLY..............................
         13.19.       SEVERABILITY...................................
         13.20.       INCONSISTENT PROVISIONS........................
         13.21.       ENTIRE AGREEMENT...............................
         13.22.       APPLICABLE LAW.................................
         13.23.       CONSENT TO JURISDICTION........................
         13.24.       JURY TRIAL WAIVER..............................

         EXHIBITS
           "A"  ---  Trademarks and Patents....................
           "B"  ---  Consolidated Subsidiaries.................
           "C"  ---  Authorized Shares.........................
           "D"  ---  Compliance Certificate....................
           "E"  ---  Request for Advance and Notice of Interest Rate Section....
           "F"  ---  Financial Statement Certification
           "G"  ---  Names and Tradenames
           "H"  ---  Schedule of Litigation

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DEBTOR AND SECURED PARTY AGREE AS FOLLOWS:

1.       DEFINITIONS:

         1.1. CERTAIN SPECIFIC TERMS. For purposes of this Agreement, the following terms shall have the following meanings:

                           (a)  ACCEPTABLE  ACQUISITION  means "any stock and/or
cash acquisition of an equity interest in, or assets of, a corporation, partnership or other entity engaged in a similar line of business of the Debtor and its Consolidated Subsidiaries, which in the case of a corporation, has been either (a) approved by the board of directors of such corporation which is the subject of such acquisition or (b) recommended for approval by such board to the shareholders of such corporation and subsequently approved by such shareholders as required under applicable law or by the by-laws or the certificate of incorporation of such corporation; provided, however, that unless approved by the Secured Party:

               o No acquisition shall be an "acceptable acquisition" if after giving effect thereto (as evidenced in a pro-forma covenant compliance certificate, in form and substance approved by Secured Party, furnished by the Debtor), a Default or Event of Default under the Transaction Documents shall have occurred and be continuing.

               o    The "Acceptable Acquisition Purchase Price" (defined below),
                    either  singly  or  in  the  aggregate,   of  an  Acceptable
                    Acquisition(s) shall not exceed $15 million.

               o In the case of an acquisition of a non-domestic Consolidated Subsidiary, the business to be acquired shall be acquired by the Debtor or Guarantor.

                  (b) ACCEPTABLE ACQUISITION PURCHASE PRICE" means, with respect to any Acceptable Acquisition, collectively, without duplication, (i) all cash paid by the Debtor and any of its Consolidated Subsidiaries in connection with such Acceptable Acquisition, including in respect of transaction costs, fees and other expenses incurred by the Debtor or any of its Consolidated Subsidiaries in connection with such Acceptable Acquisition, (ii) all Indebtedness created, and all Indebtedness assumed, by the Debtor or any of its Consolidated Subsidiaries in connection with such Acceptable Acquisition, including, without limitation, the maximum amount of any purchase price to be paid pursuant to any "earn out" provision contained in the agreements related to any Acceptable Acquisition
(iii) the value of all capital stock issued by the Debtor or any of its Consolidated Subsidiaries in connection with such Acceptable Acquisition and
(iv) any deferred portion of the purchase price or any other costs paid by the Debtor or any of its Consolidated Subsidiaries in connection with such Acceptable Acquisition, including but not limited to consulting agreements and non-compete agreements. For purposes of this definition, if any "earn out" provision does not provide for a maximum payment, the maximum amount of any purchase price to be paid pursuant to any "earn out" provision shall be determined by the Secured Party on a reasonable basis, on the basis of the Debtor's projections.

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                  (c) ACCOUNT DEBTOR means the person, firm, or entity obligated to pay a Receivable.

                  (d) ADJUSTED LIBOR RATE means a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product arrived at by multiplying the Base LIBOR Rate (as hereinafter defined) with respect to the applicable Interest Period (as hereinafter defined) by a fraction (expressed as a decimal); the numerator of which shall be the number one and the denominator of which shall be the number one minus the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and other banking authority to which the Secured Party is now or hereafter subject, including, but not limited to, any Reserve Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation, from time to time, it being agreed that any portion of the Indebtedness (as hereinafter defined) bearing interest at a LIBOR Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to the Secured Party from time to time under such Regulation and irrespective of whether the Secured Party actually maintains all or any portion of such reserve.

                  (e) ADVANCE means a loan made to Debtor by Secured Party, pursuant to this Agreement.

                  (f) AGREEMENT or LOAN AGREEMENT means this Amended and Restated Loan and Security Agreement including all exhibits hereto, as the same may be extended, amended, modified and/or restated from time to time; the terms "herein", "hereunder" and like terms shall be taken as referring to this Agreement in its entirety and shall not be limited to any particular section or provision thereof.

                  (g) BASE LIBOR RATE applicable to a particular Interest Period means a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the rate at which dollars approximately equal in principal amount to the applicable portion of the Indebtedness and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the Secured Party by leading banks in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

                  (h) BORROWING means the incurrence of an Advance on a given date.

                  (i) BORROWING CAPACITY means, at the time of computation, $25,000,000.

                  (j) BUSINESS DAY means a day other than a Saturday, Sunday, or other day on which banks are authorized or required to close under the laws of New York or the State.

                  (k) CASH FLOW means Cash Flow of the Debtor and its Consolidated Subsidiaries, on a consolidated basis, net income, plus depreciation plus amortization, minus capital expenditures, plus or minus non-operating and non-cash losses or gains, net of tax, with accounting terms defined in accordance with GAAP, based upon receipt of the quarterly and/or annual financial statements, 10-K's and 10-Q's of the Debtor and its Consolidated Subsidiaries required to be submitted to Secured Party pursuant to the terms hereof. To be clear, non-operating and non-cash losses must occur together to be added to the equation, and non-operating and non-cash gains must occur together to be subtracted from the equation.

                  (l) CLAIMS  means each  "claim" as that term is defined  under
Section 101(5) of the United States Bankruptcy Code, and any amendments thereto (Title 11, United States Code).

                  (m) COLLATERAL means collectively all of the property of Debtor subject to the Security Interest and described in Sections 3.1 and 3.2.

                  (n)   COMMITMENT  or   COMMITMENTS   means   Secured   Party's
obligations, pursuant to the terms of this Agreement, to make Advances under the Revolving Credit Facility.

                  (o) CONSOLIDATED SUBSIDIARY means Alarm Lock Systems, Inc. ("Alarm"), Continental Instruments LLC, f/k/a Continental Instruments Systems, LLC ("Continental"), NAPCO/Alarm Lock Grupo Internacional, S.A. ("NAPCO/Alarm Lock"), NAPCO/Alarm Lock Exportadora , S.A. ("NAPCO Exportadora"), NAPCO Gulf Security Group, LLC, ("NAPCO Gulf"), NAPCO Group Europe Limited ("NAPCO
Europe"), NAPCO Americas ("NAPCO Cayman Islands"), NAPCO DR, S.A. ("NAPCO Dominican Republic"), and any other Person of which more than 50% of the voting stock or membership interest, as the case may be, is owned by Debtor directly, or indirectly, through one or more Consolidated Subsidiaries, and each of their respective successors and/or assigns.

                  (p) intentionally deleted prior to execution.

                  (q) intentionally deleted prior to execution.

                  (r) CURRENT ASSETS shall be determined in accordance with GAAP.

                  (s) CURRENT LIABILITIES shall be determined in accordance with GAAP.

                  (t) DEBTOR means the person or entity defined on the cover page to this Agreement.

                  (u) DEBT SERVICE COVERAGE RATIO means earnings before interest, taxes, depreciation and amortization, less distributions, all divided by current portion of long term debt as of the prior fiscal year end plus interest expense.

                  (v) DISPOSAL means the intentional or unintentional abandonment, discharge, deposit, injection, dumping, spilling, leaking, burning, thermal destruction, or placing of any Hazardous Substance so that it or any of its constituents may enter the environment.

                  (w) ENVIRONMENT means any water including, but not limited to, surface water and ground water or water vapor; any land including land surface or subsurface; stream sediments; air, fish, wildlife, plants; and all other natural resources or environmental media.

                  (x) ENVIRONMENTAL LAWS means all federal, state, and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes, and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances and the policies, guidelines, procedures, interpretations, decisions, orders, and directives of federal, state, and local governmental agencies and authorities with respect thereto.

                  (y) ENVIRONMENTAL PERMITS means all licenses, permits, approvals, authorizations, consents or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use, and/or operation of any property owned, leased or operated by Debtor or any Consolidated Subsidiary and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances.

                  (z) ENVIRONMENTAL QUESTIONNAIRE means a questionnaire and all attachments thereto concerning (i) activities and conditions affecting the Environment at any property of Debtor or any Consolidated Subsidiary or (ii) the enforcement or possible enforcement of any Environmental Law against Debtor or any Consolidated Subsidiary.

                  (aa) ENVIRONMENTAL REPORT means a written report prepared for Secured Party by an environmental consulting or environmental engineering firm.

                  (bb) ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (cc) EVENT OF DEFAULT or EVENTS OF DEFAULT means an Event of Default or Events of Default as defined in Section 11.1.

                  (dd) FEDERAL BANKRUPTCY CODE means Title 11 of the United States Code, entitled "Bankruptcy," as amended, or any successor federal bankruptcy law.

                  (ee) FUNDED DEBT means all interest bearing debt.

                  (ff) GAAP means Generally Accepted Accounting Principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable in the circumstances as of the date in question, consistently applied within a period and from period to period, provided, however, that if employment of more than one principle shall be permissible at such time in respect to a particular accounting matter, "GAAP" shall refer to the principle which is then employed by Debtor with the concurrence of the independent certified public accountants of Debtor.

                  (gg) HAZARDOUS SUBSTANCES means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, and any other material defined as a hazardous substance in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(14).

                  (hh) IMPORTED INVENTORY means all Inventory of Obligor of every description imported from outside of the United States, including but not limited to Inventory consisting of parts or components produced in whole or in part in the United States and sent outside of the United States for assembly, completion or packaging.

                  (ii) INDEBTEDNESS means the indebtedness secured by the Security Interest and described in Section 3.3.

                  (jj) INTANGIBLE ASSETS means (1) all loans or advances to, and other receivable owing from, any officers, employees, subsidiaries and other affiliates, (2) goodwill, and (3) any other assets deemed intangible under GAAP.

                  (kk) INTEREST PERIOD means the period of time during which a particular LIBOR Rate Option (as hereinafter defined) will be applicable to a portion of the Indebtedness, it being agreed that (i) each Interest Period shall be of a duration of, at the option of the Borrower, one month, two months, three months, four months, six months, nine months or twelve months (ii) no Interest Period shall extend beyond the Term, (iii) the principal balance with respect to which a particular Interest Period is applicable will bear interest at the LIBOR Rate Option pertaining to such Interest Period from and including the first day of such Interest Period to, but not including, the last day of such Interest Period.

                  (ll) INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, as amended from time to time.

                  (mm) INVENTORY means inventory, as defined in the Uniform Commercial Code as in effect in the State as of the date of this Agreement, and in any event shall include returned or repossessed Goods.

                  (nn) LIBOR RATE OPTION or LIBOR INTEREST RATE means a rate per annum equal to the Adjusted LIBOR Rate with respect to the applicable Interest

Period plus the applicable LIBOR Margin, as described and defined based upon the ratio of Funded Debt to Cash Flow, all as more specifically described in Section 7.2.(h) hereinbelow.

                  (oo)  LIEN  means  any  lien,   security   interest,   pledge,
hypothecation, encumbrance or other claim in or with respect to any property.

                  (pp) PENSION EVENT means, with respect to any Pension Plan, the occurrence of (i) any prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (ii) any Reportable Event; (iii) any complete or partial withdrawal, or proposed complete or partial withdrawal, of Debtor or any Consolidated Subsidiary from such Pension Plan;
(iv) any complete or partial termination, or proposed complete or partial termination, of such Pension Plan; or (v) any accumulated funding deficiency (whether or not waived), as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code.

                  (qq)  PENSION  PLAN  means any  pension  plan,  as  defined in
Section 3(2) or ERISA, which is a multiemployer plan or a single employer plan, as defined in Section 4001 of ERISA, and subject to Title IV of ERISA and which is (i) a plan maintained by Debtor or any Consolidated Subsidiary for employees or former employees of Debtor or of any Consolidated Subsidiary; (ii) a plan to which Debtor or any Consolidated Subsidiary contributes or is required to contribute; (iii) a plan to which Debtor or any Consolidated Subsidiary was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (iv) any other plan with respect to which Debtor or any Consolidated Subsidiary has incurred or may incur liability, including, without limitation, contingent liability, under Title IV of ERISA either to such plan or to the Pension Benefit Guaranty Corporation. For purposes of this definition, and for purposes of Sections 1.1(cc), 4.12, and 11.1(i), Debtor shall include any trade or business (whether or not incorporated) which, together with Debtor or any Consolidated Subsidiary, is deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA.

                  (rr) PERSON means any natural person, corporation, limited liability company, partnership, trust, government or other association or legal entity.

(ss) intentionally deleted prior to execution;

                  (tt) PRIME RATE means the rate of interest publicly announced by Secured Party from time to time as its prime rate and is a base rate for calculating interest on certain loans. The rate announced by Secured Party as its prime rate may or may not be the most favorable rate charged by Secured Party to its customers.

                  (uu) RECEIVABLE or ACCOUNT shall have the meaning given to Account under the U.C.C, including without limiting the foregoing, the right to payment for Goods sold or leased or services rendered by the Debtor, whether or not earned by performance, and may, without limitation, in whole or in part be in the form of any Account, Chattel Paper, Document, or Instrument.

                  (vv) RELEASE means "release", as defined in Section 101(22) of the Comprehensive, Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(22), and the regulations promulgated thereunder.

                  (ww) REPORTABLE EVENT means any event described in Section 4043(b) of ERISA or in regulations issued thereunder with regard to a Pension Plan.

                  (xx) RESPONSIBLE PARTIES includes all Debtor and all makers, endorsors, acceptors, sureties and guarantors of, and all other parties to, the Indebtedness or the Collateral.

                  (yy) REVOLVING CREDIT FACILITY means the Advances made or to be made available to Debtor by Secured Party pursuant to the terms of this Agreement, and as evidenced by the Revolving Credit Note.

                  (zz) REVOLVING CREDIT NOTE or NOTE means, individually, jointly, severally, and collectively, REVOLVING CREDIT NOTE or NOTE means, individually, jointly, severally, and collectively, the revolving credit note #1 dated May 12, 1997, in the aggregate sum not to exceed $1,000,000, as reaffirmed, extended, modified, amended and/or restated from time to time and as may be further reaffirmed, extended, modified, amended and/or restated from time to time ("Note #1") and the revolving credit note # 2 dated May 12, 1997, in the original aggregate sum not to exceed $15,000,000, as increased (so that such note is in the aggregate sum not to exceed $24,000,000, as the same may have been otherwise reaffirmed, extended, modified, amended and/or restated from time to time, as the same may be further extended, amended, reaffirmed and/or otherwise modified from time to time ("Note #2")).

                  (aaa) RESPONSIBLE PARTY means an Account Debtor, a general partner of an Account Debtor, or any party otherwise in any way directly or indirectly liable for the payment of a Receivable.

                  (bbb) SECURED PARTY means the person or entity defined on the cover page of this Agreement and any successors or assigns of Secured Party.

                  (ccc) SECURITY INTEREST means the security interest granted to Secured Party by Debtor as described in Section 3.1.

                  (ddd) STATE means New York State.

                        (eee) TANGIBLE NET WORTH means total stockholders' equity minus Intangible Assets, all to be determined in accordance with GAAP.

                  (fff) TERM or LOAN PERIOD means the period from the date hereof until the Termination Date.

                  (ggg)  TERMINATION  DATE  means  the  earlier  to occur of (a)
September 1, 2011 or if such day shall not be a Business Day, the next succeeding Business Day, or (b) upon the occurrence of an Event of Default, at the option of Secured Party, in its sole discretion.

                  (hhh) THIRD PARTY means any person or entity who has executed and delivered, or who in the future may execute and deliver, to Secured Party any agreement, instrument, or document, pursuant to which such person or entity has guarantied to Secured Party the payment of the Indebtedness or has granted Secured Party a security interest in or lien on some or all of such person's or entity's real or personal property to secure the payment of the Indebtedness.

                  (iii) TOTAL LIABILITIES shall be determined in accordance with GAAP, but, in any event, shall exclude the principal balance of any debt that is subordinated to Secured Party in a manner satisfactory to Secured Party.

                  (jjj) TRANSACTION DOCUMENTS mean individually, jointly, severally and collectively, the Agreement (including all amendments to date), and all documents, instruments, notes and agreements by Debtor or any other Third Party or any Responsible Party in favor of Secured Party, whether in existence now or hereinafter created, executed and delivered to Secured Party, as the same may be extended, re-executed, modified or otherwise amended from time to time, including, without limitation, the Note, collateral documents, letter of credit agreements, notes, acceptance credit agreements, security agreements, pledges, guaranties, mortgages, title insurance, assignments, and subordination agreements required to be executed by Debtor, any other Third Party, or any Responsible Party pursuant hereto or in connection herewith, or in connection with a letter of credit application and reimbursement agreement, each dated as of May 12, 1997, as may be reaffirmed or restated from time to time, a certain uncommitted trade line established by Secured Party in favor of Debtor to provide for commercial and standby letters of credit, evidenced by, among other documents, a continuing letter of credit agreement, and a continuing indemnity agreement, each dated as of May 12, 1997, as may be re-executed, amended, extended or otherwise modified from time to time, and the obligations thereunder, as may be extended or otherwise modified from time to time, and uncommitted line of credit facility to be used by Debtor to finance certain acquisitions, as may be executed and delivered to Secured Party from time to time to evidence and secure the obligations under such facilities pursuant to the terms that the Secured Party shall request, and all other documents, agreements, reaffirmations, certificates and resolutions related thereto, and amendments or supplements thereto, all such other agreements, resolutions, certificates, resolutions and opinion letters executed and/or issued as a condition precedent to or in connection with the Agreement, the Note and all such other documents, agreements, and instruments delivered hereunder or as a supplement or amendment thereto or as Secured Party may reasonably require from time to time in order to evidence, guaranty and/or secure any and all indebtedness of Debtor to Secured Party or to create, perfect, continue the perfection or protect the Secured Party's security interest in the Collateral or any of the other collateral specified in the other Transaction Documents.

                  (kkk) VARIABLE RATE OPTION means a fluctuating annual rate equal to the Prime Rate minus 1/4 of 1%.

                  1.2. SINGULARS AND PLURALS. Unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular.

         1.3. U.C.C. DEFINITIONS. Unless otherwise defined in Section 1.1 or elsewhere in this Agreement, capitalized words shall have the meanings set forth in the Uniform Commercial Code as in effect in the State from time to time ("U.C.C." or "UCC"). Without limiting the foregoing, "Accessions," "Account," "Chattel Paper," "Commodity Accounts," "Commodity Contracts," "Control," , "Deposit Account", "Document," "Electronic Chattel Paper," "Entitlement Holder," "Entitlement Order," "Equipment," "Financial Assets," "Fixtures," "General Intangibles," "Goods," "Health-Care-Insurance Receivables," "Instrument," "Inventory," "Investment Property," "Payment Intangibles," "Proceeds,"
"Promissory Notes," "Securities," "Securities Account," "Securities Entitlements," "Securities Intermediary" and "Supporting Obligations" have the meanings assigned to those terms by the UCC.

         1.4. ACCOUNTING TERMS. All other financial and accounting terms used herein or in the other Transaction Documents not specifically defined shall have the meanings defined under GAAP.

2.       ADVANCES.

         2.1. REQUESTS FOR AN ADVANCE. From time to time, Debtor may make a written or oral request for an Advance, so long as the sum of the aggregate principal balance of outstanding advances and the requested Advance does not exceed the Borrowing Capacity as then computed; and Secured Party shall make such requested Advance, provided that (i) the Borrowing Capacity would not be so exceeded; (ii) there has not occurred an Event of Default for which a waiver signed by a duly authorized Officer of Secured Party was not obtained, or an event which, with notice or lapse of time or both, would constitute an Event of Default; and (iii) all representations and warranties contained in this Agreement and in the other Transaction Documents are true and correct on the date such requested Advance is made as though made on and as of such date. Each oral request for an Advance shall be conclusively presumed to be made by a person authorized by Debtor to do so, and the making of the Advance to Debtor as hereinafter provided shall conclusively establish Debtor's obligation to repay the Advance.

         2.2. PROCEEDS OF AN ADVANCE. Proceeds of Advances shall be paid in the manner agreed by Debtor and Secured Party in writing or, absent any such agreement, as determined by Secured Party. Without limiting the foregoing, the proceeds of the Revolving Credit Facility will be useable by the Debtor, (i) to make Acceptable Acquisition(s); (ii) to permit the Debtor to purchase up to one million shares, in the aggregate, of its own common voting stock, and (iii) to provide for the Debtor's working capital needs and for such other legal and proper corporate purposes as are consistent with all applicable laws, the Debtor's governance documents and the terms of the Transaction Documents.

         2.3. INTENTIONALLY DELETED PRIOR TO EXECUTION.

         2.4. INTENTIONALLY DELETED PRIOR TO EXECUTION.

         3. COLLATERAL AND INDEBTEDNESS SECURED.

         3.1. SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in, and a lien on, all right, title and interest of Debtor in all of the following property, whether now or hereafter existing or acquired and wherever located, and all products and Proceeds (including but not limited to insurance proceeds) of such property, wherever located and in whatever form, and all books and records pertaining to such property and all other property of Debtor in which Secured Party now or hereafter is granted a security interest pursuant to this Agreement or otherwise:

         (a) a first priority perfected security interest in all assets and property of every description including, without limitation, all Accounts, General Intangibles, Chattel Paper (whether tangible or electronic), Instruments, Letter-of-Credit Rights, Investment Property, Deposit Accounts, Documents, and Goods (including Inventory, Equipment and Fixtures and embedded software, and all Accessions to any Goods).

         (b) a first priority perfected security interest in all of the corporate stock of Alarm Lock Systems, Inc., and any other Consolidated Subsidiary of the Debtor organized under the laws of any state of the United States of America.

         (c) a first priority perfected security interest in sixty-five percent (65%) of the corporate stock of NAPCO/Alarm Lock, NAPCO Europe, NAPCO Cayman Islands, NAPCO Dominican Republic, and any other Consolidated Subsidiary, now or in the future, of the Debtor that is not organized under the laws of any state of the United States of America.

         (d) A first mortgage lien in the principal sum of $1,000,000.00 on the fee ownership interest of the Debtor in favor of the Secured Party on the premises and improvements located at 333 Bayview Avenue, Amityville, New York 11701 (the "Mortgaged Premises" or "Mortgaged Property") and further secured by an assignment of all present and future leases covering the Mortgaged Premises and UCC-1 financing statements covering all fixtures and personal property to be attached to the Mortgaged Premises, present and future (the "Mortgage"), which Mortgage and assignment of leases and rents were executed and delivered to Bank on May 12, 1997, and which documents are still in full force and effect.

         3.2. OTHER COLLATERAL. Nothing contained in this Agreement shall limit the rights of Secured Party in and to any other collateral securing the Indebtedness which may have been, or may hereafter be, granted to Secured Party by Debtor or any Third Party, pursuant to any other agreement.

         3.3. INDEBTEDNESS SECURED. The Security Interest secures payment of any and all indebtedness, and performance of all obligations and agreements, of Debtor to Secured Party, whether now existing or hereafter incurred or arising, of every kind and character, primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) all Advances; (b) all interest which accrues on any such indebtedness, until payment of such indebtedness in full, including, without limitation, all interest provided for under this Agreement; (c) all other monies payable by Debtor, and all obligations and agreements of Debtor to Secured Party, pursuant to the Transaction Documents; (d) all debts owed, or to be owed, by Debtor to others which Secured Party has obtained, or may obtain, by assignment or otherwise; (e) all monies payable by any Third Party, and all obligations and agreements of any Third Party to Secured Party, pursuant to any of the Transaction Documents; and
(f) all monies due, and to become due, pursuant to Section 7.3.

4. REPRESENTATIONS AND WARRANTIES. To induce Secured Party to enter into this Agreement, and make Advances to Debtor from time to time as herein provided, Debtor represents and warrants, to the best of its knowledge, and, so long as any Indebtedness remains unpaid or this Agreement remains in effect, shall be deemed continuously to represent and warrant as follows:

         4.1. CORPORATE EXISTENCE. Debtor and Alarm each is duly organized and existing and in good standing under the laws of the state of Delaware and is duly licensed or qualified to do business and in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification. Each other domestic Consolidated Subsidiary is duly organized or formed, as the case may be, and existing and in good standing under the laws of the State and is duly licensed or qualified to do business and in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification.

         4.2 CORPORATE CAPACITY. The execution, delivery and performance of the Transaction Documents are within Debtor's corporate powers, have been duly authorized by all necessary and appropriate corporate and shareholder action, and are not in contravention of any law or the terms of Debtor's articles or certificate of incorporation or by-laws or any amendment thereto, or of any indenture, agreement, undertaking, or other document to which Debtor is a party or by which Debtor or any of Debtor's property is bound or affected.

         4.3. VALIDITY OF RECEIVABLES. (a) each copy of each invoice is a true and genuine copy of the original invoice sent to the account debtor named therein and accurately evidences the transaction from which the underlying Receivable arose, and the date payment is due as stated on each Invoice or computed based on the information set forth on each such Invoice is correct; (b) all Chattel Paper, and all promissory notes, drafts, trade acceptances, and other instruments for the payment of money relating to or evidencing each Receivable, and each endorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligation of all parties thereto, and the date or dates stated on all such items as the date on which payment in whole or in part is due is correct; (c) all Inventory described in each Invoice has been delivered to the Account Debtor named in such Invoice or placed for such delivery in the possession of a carrier not owned or controlled directly or indirectly by Debtor; (d) all evidence of the delivery or shipment of Inventory is true and genuine; (e) all services to be performed by Debtor in connection with each Receivable have been performed by Debtor; and (f) all evidence of the performance of such services by Debtor is true and genuine.

         4.4. INVENTORY. (a) All representations made by Debtor to Secured Party, and all documents and schedules given by Debtor to Secured Party, relating to the description, quantity, quality, condition, and valuation of the Inventory are true and correct; (b) Inventory is located only at the address or addresses of Debtor set forth at the beginning of this Agreement, or such other place or places as approved by Secured Party in writing; (however Debtor has signed a lease for a location at 9/21 Prestwood, Risley, Warrington, England, where it will house Inventory) (c) all Inventory is insured as required by
Section 9.11, pursuant to policies in full compliance with the requirements of such Section; and (d) all domesticly manufactured or produced Inventory has been produced by Debtor in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders promulgated thereunder.

         4.5. TITLE TO COLLATERAL. (a) Debtor is the owner of the Collateral free of all security interests, liens, and other encumbrances, except the Security Interest; (b) Debtor has the unconditional authority to grant the Security Interest to Secured Party; and (c) assuming that all necessary Uniform Commercial Code filings have been made and, if applicable, assuming compliance with the Federal Assignment of Claims Act of 1940, as amended, Secured Party has an enforceable first lien on all Collateral.

         4.6. DEBTOR'S TAX PAYER ID AND ORGANIZATION NUMBER. Debtor's taxpayer identification number is as follows: 11-2277818 and Debtor's Organization number is as follows: Delaware File No. 0776899.

         4.7. CERTAIN OTHER REPRESENTATIONS WITH RESPECT TO THE COLLATERAL. (a) no financing statement or other filing listing any of the Collateral as collateral is on file in any jurisdiction (other than any financing statement filed on behalf of Secured Party, as secured party) and Debtor has not entered into control agreements in favor of any party except Secured Party with respect to Collateral constituting Deposit Accounts or Investment Property, nor has Debtor executed in favor of any party except Secured Party an assignment of the proceeds of any Collateral constituting Letter-of-Credit Rights or granted to any party except Secured Party control (pursuant to Section 9-105 of the UCC) of any Collateral constituting Electronic Chattel Paper; (b) Debtor has rights in or the power to transfer the Collateral or is the legal and beneficial owner of the Collateral and the Collateral is free and clear of all Liens, other than the Lien created by this Agreement in favor of Secured Party; and (c) Debtor did not have or conduct business under any name or trade name in any jurisdiction during the past six years other than its name and trade names, if any, as set forth in Exhibit G attached hereto, and Debtor is entitled to use such name and trade names.

         4.8. PLACE OF BUSINESS. (a) Debtor is engaged in business operations which are in whole, or in part, carried on at the address or addresses specified at the beginning of this Agreement and at no other address or addresses; (b) if Debtor has more than one place of business, its chief executive office is at the address specified as such at the beginning of this Agreement; and (c) Debtor's records concerning the Collateral are kept at the address specified at the beginning of this Agreement.

         4.9. FINANCIAL CONDITION. Debtor has furnished to Secured Party Debtor's most current financial statements, including, without limiting the foregoing, the most recent interim statements of Debtor, which statements represent correctly and fairly the results of the operations and transactions of Debtor and the Consolidated Subsidiaries as of the dates, and for the period referred to, and have been prepared in accordance with GAAP applied during each interval involved and from interval to interval. Since the date of such financial statements, there have not been any materially adverse changes in the financial condition reflected in such financial statements, except as disclosed in writing by Debtor to Secured Party.

         4.10. TAXES. Except as disclosed in writing by Debtor to Secured Party including Debtor's financial statements provided to Secured Party: (a) all federal and other tax returns required to be filed by Debtor and each Consolidated Subsidiary have been filed, and all taxes required by such returns have been paid; and (b) neither Debtor nor any Consolidated Subsidiary has received any notice from the Internal Revenue Service or any other taxing authority proposing additional taxes.

         4.11. LITIGATION. Except as set forth in Schedule H attached hereto and incorporated by reference, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Debtor, threatened against Debtor or any of its Consolidated Subsidiaries or any basis therefor which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the property, assets, financial condition, or business of Debtor or any of its Consolidated Subsidiaries or materially impair the right or ability of Debtor or any of its Consolidated Subsidiaries to carry on its operations substantially as conducted on the date of this Agreement.

         4.12. ERISA MATTERS. (a) No Pension Plan has been terminated, or partially terminated, or is insolvent, or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan; (b) neither Debtor nor any Consolidated Subsidiary has withdrawn from any Pension Plan in a complete or partial withdrawal, nor has a condition occurred which, if continued, would result in a complete or partial withdrawal; (c) neither Debtor nor any Consolidated Subsidiary has incurred any withdrawal liability, including, without limitation, contingent withdrawal liability, to any Pension Plan, pursuant to Title IV of ERISA; (d) neither Debtor nor any Consolidated Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; (e) no Reportable Event has occurred; (f) no Pension Plan or other "employee pension benefit plan" as defined in Section 3(2) of ERISA, to which Debtor or any Consolidated Subsidiary is a party has an "accumulated funding deficiency" (whether or not waived), as defined in Section 302 of ERISA or in
Section 412 of the Internal Revenue Code; (g) the present value of all benefits vested under any Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits; (h) each Pension Plan and each other "employee benefit plan", as defined in Section 3(3) of ERISA, to which Debtor or any Consolidated Subsidiary is a party is in substantial compliance with ERISA, and no such plan or any administrator, trustee, or fiduciary thereof has engaged in a prohibited transaction described in Section 406 of ERISA or in
Section 4975 of the Internal Revenue Code; (i) each Pension Plan and each other "employee benefit plan" as defined in Section 3(2) of ERISA, to which Debtor or any Consolidated Subsidiary is a party has received a favorable determination by the Internal Revenue Service with respect to qualification under Section 401(a) of the Internal Revenue Code; and (j) neither Debtor nor any Consolidated

Subsidiary has incurred any liability to a trustee or trust established pursuant to Section 4049 of ERISA or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA.

         4.13. ENVIRONMENTAL MATTERS.

                   (a) Any Environmental Questionnaire previously provided to Secured Party was and is accurate and complete and does not omit any material fact the omission of which would make the information contained therein materially misleading.

                  (b) No above ground or underground storage tanks containing Hazardous Substances are, or have been located on, any property owned, leased, or operated by Debtor or any domestic Consolidated Subsidiary.

                  (c) No property owned, leased, or operated by Debtor or any domestic Consolidated Subsidiary is, or has been, used for the Disposal of any Hazardous Substance or for the treatment, storage, or Disposal of Hazardous Substances.

                  (d) No Release of a Hazardous Substance has occurred, or is threatened on, at, from, or near any property owned, leased, or operated by Debtor or any domestic Consolidated Subsidiary.

                  (e) Neither Debtor nor any domestic Consolidated Subsidiary is subject to any existing, pending, or threatened suit, claim, notice of violation, or request for information under any Environmental Law nor has Debtor or any domestic Consolidated Subsidiary provided any notice or information under any Environmental Law.

                  (f) Debtor and each domestic Consolidated Subsidiary are in compliance with, and have obtained all Environmental Permits required by, all Environmental Laws.

         4.14. VALIDITY OF TRANSACTION DOCUMENTS. The Transaction Documents constitute the legal, valid, and binding obligations of Debtor and each Consolidated Subsidiary and any Third Parties thereto, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws affecting creditors' rights generally.

         4.15. NO CONSENT OR FILING. No consent, license, approval, or authorization of, or registration, declaration, or filing with, any court, governmental body or authority, or other person or entity is required in connection with the valid execution, delivery, or performance of the Transaction Documents or for the conduct of Debtor's business as now conducted, other than filings and recordings to perfect security interests in or liens on the Collateral in connection with the Transaction Documents.

         4.16. NO VIOLATIONS. Neither Debtor nor any Consolidated Subsidiary is in violation of any term of its articles, or Certificate of Incorporation, or by-laws, or of any mortgage, borrowing agreement, or other instrument or agreement pertaining to indebtedness for borrowed money. Neither Debtor nor any Consolidated Subsidiary is in violation of any term of any other indenture, instrument, or agreement to which it is a party or by which it or its property may be bound, resulting, or which might reasonably be expected to result, in a material and adverse effect upon its business or assets. Neither Debtor nor any Consolidated Subsidiary is in violation of any order, writ, judgment, injunction, or decree of any court of competent jurisdiction or of any statute, rule or regulation of any governmental authority. The execution and delivery of the Transaction Documents and the performance of all of the same, is, and will be, in compliance with the foregoing and will not result in any violation thereof, or result in the creation of any mortgage, lien, security interest, charge, or encumbrance upon, any properties or assets except in favor of Secured Party. There exists no fact or circumstance (whether or not disclosed in the Transaction Documents) which materially adversely affects, or in the future (so far as Debtor can now foresee) may materially adversely affect, the condition, business, or operations of Debtor or any Consolidated Subsidiary.

         4.17. TRADEMARKS AND PATENTS. Debtor and each Consolidated Subsidiary possess all trademarks, trademark rights, patents, patent rights, tradenames, tradename rights and copyrights that are required to conduct its business as now conducted without conflict with the rights or claimed rights of others. A list of the foregoing as set forth in Exhibit A attached hereto.

         4.18. CONTINGENT LIABILITIES. There are no suretyship agreements, guaranties, or other contingent liabilities of Debtor or any Consolidated Subsidiary which are not disclosed by the financial statements described in
Section 4.9.

         4.19. COMPLIANCE WITH LAWS. Debtor is in compliance with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance and operations of the real and personal property owned or leased by it in the conduct of its business.

         4.20. LICENSES, PERMITS, ETC. Each franchise, grant, approval, authorization, license, permit, easement, consent, certificate, and order of and registration, declaration, and filing with, any court, governmental body or authority, or other person or entity required for or in connection with the conduct of Debtor's and each Consolidated Subsidiary's business as now conducted is in full force and effect.

         4.21. LABOR CONTRACTS. Neither Debtor nor any Consolidated Subsidiary is a party to any collective bargaining agreement or to any existing or threatened labor dispute or controversies.

         4.22. CONSOLIDATED SUBSIDIARIES. Debtor has no Consolidated Subsidiaries other than those listed in Exhibit B attached hereto and the percentage ownership of Debtor in each such Consolidated Subsidiary is specified in such Exhibit B.

         4.23. AUTHORIZED SHARES. Debtor's total authorized common shares, the par value of such shares, and the number of such shares issued and outstanding, are set forth in Exhibit C. All of such shares are of one class and have been validly issued in full compliance with all applicable federal and state laws, and are fully paid and non-assessable. No other shares of the Debtor of any class or type are authorized or outstanding.

         4.24. LABOR MATTERS.

                  (a) Debtor is not engaged in any unfair labor practice. Debtor is in compliance in all material respects with all applicable federal, state and local laws, regulations, rules, orders or other requirements respecting terms and conditions of employment, employment practices, and wages and hours,

                  (b) No strike, walkout or similar business interruption resulting from any labor dispute has been suffered by Debtor during the last five years nor is any state of facts known to Debtor which would indicate that such event or circumstance is likely to occur in the next twelve months.

                  (c) There is no pending, or to the knowledge of Debtor, threatened unfair labor practice complaint against Debtor, before the National Labor Relations Board.

                  (d) There is no strike, labor dispute, slowdown or stoppage actually pending or, to the knowledge of Debtor, threatened against them.

                  (e) No union representation question exists respecting the employees, or any group of employees, of Debtor.

                  (f) No grievance which might have a material adverse effect on Debtor or the conduct of their business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending, and no claims therefor exist.

                  (g) No collective bargaining agreement which is binding on Debtor restricts Debtor from relocating or closing any office, warehouse or any other facility presently being used by Debtor.

                  (h) Debtor has not experienced any material work stoppage or other material labor difficulty at any office, warehouse or other facility.

                  (i) There are no claims, complaints or charges pending before any state or federal agency concerning employment penalties, including without limitation, employment discrimination, retaliatory discharge and wage and hour claims.

         4.25 MATERIALITY. Notwithstanding anything to the contrary contained in
Section 4 hereof, no representation or warranty contained in Section 4 shall be deemed false or cause an Event of Default to the extent that the falsity of such representation or warranty is not material, would not have a material adverse effect on Debtor and/or any domestic Consolidated Subsidiary, would not cause an untrue statement of material fact, and/or would not result in an omission to state a material fact in order to make the statements contained herein not misleading, and/or would not materially adversely affect the financial and/or business condition of Debtor and/or any domestic Consolidated Subsidiary.

         4.26 NAPCO EXPORTRADORA. NAPCO Exportadora, although duly formed, is an inactive corporation and does not and will not hold any assets without the Secured Party's prior written consent.

5. INTENTIONALLY DELETED PRIOR TO EXECUTION.

6. REVOLVING CREDIT FACILITY.

         6.1. COMMITMENT TO MAKE ADVANCES.

         (a) Secured Party agrees, subject to the terms and conditions contained herein, to make Advances from the date hereof until but not including the Termination Date (the "Commitment Period"), provided that (i) each request for an Advance be in writing and specify the Interest Rate Option selected, as more specifically described in Section 7.2. herein and shall be accompanied by a Compliance Certificate, in the form attached hereto as Exhibit D; (ii) all representations and warranties contained in this Agreement are true and correct in all respects on the date of the Advance; (iii) all covenants and agreements contained in this Agreement and the other Loan Documents have been complied with; and (iv) no Event of Default has occurred and be continuing under the Transaction Documents.

         6.2. ADVANCES. Debtor's obligation to pay the principal, and interest on, the obligations under the Revolving Credit Loan Credit Facility shall be evidenced by the Revolving Credit Note. Availability under the Revolving Credit Loan Credit Facility is subject to the terms and conditions contained herein, including but not limited to, those set forth herein.

         6.3. INTEREST RATE. For each Advance, the Interest Rate shall be as set forth in Section 7 herein and be evidenced by the Revolving Credit Note.

         6.4. DEFAULT. The Note shall provide that upon the happening of any "Event of Default" hereunder and/or under the Transaction Documents, the principal sum hereof, together with accrued interest and all other expenses, including, but not limited to reasonable attorneys' fees for legal services incurred by the holder hereof in connection with the collection of the Note and/or the enforcement of payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions, shall immediately become due and payable at the option of the holder of the Note, notwithstanding the Termination Date set forth herein. In the Event of Default, whether the Secured Party exercises any of its rights and remedies contained herein, including the right to declare all Indebtedness hereunder to be immediately due and payable, the Borrower shall pay interest on the unpaid principal balance hereunder at a rate equal to the Default Rate. The unpaid principal balance under the Note shall bear the Default Rate of Interest until the first to occur of the following: (i) all Indebtedness under the Note are paid in full; (ii) Debtor has cured said Event of Default to the satisfaction of the Secured Party; or (iii) the Secured Party, in writing, has waived said Event of Default. Without limiting the foregoing, or any provision contained in the Note, in the event a representation or warranty contained in Article 4 proves to be materially false or misleading when made, the unpaid principal balance under the Note shall bear the Default Rate of Interest from the date such representation or warranty was made and the Default Rate of Interest shall continue until the first to occur of the following: (i) all Indebtedness under this Note are paid in full; (ii) Debtor, to the satisfaction of the Secured Party, has taken such remedies necessary to make such representation or warranty true in all material respects; or (iii) the Secured Party, in writing, has waived said misrepresentation or warranty. Notwithstanding anything to the contrary contained in the Revolving Credit Note, the Revolving Credit Note is subject to the express condition that at no time shall Debtor be obligated to be required to pay interest on the principal balance of the Revolving Credit Note at a rate which could subject Secured Party either to civil or criminal penalty as a result of being in excess of the maximum rate which Debtor is permitted by law to contract or agree to pay. If by the terms of the Revolving Credit Note, Debtor at any time are required or obligated to pay interest on the principal balance of such note at a rate in excess of such maximum rate then the rate of interest under such note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and any prior interest payments made in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the principal balance of such note.

         6.5. METHOD AND PLACE OF PAYMENT. All payments under the Revolving Credit Note and this Agreement shall be made by debiting the checking account of Debtor required to be maintained with Secured Party pursuant to the terms hereof.

         6.6. REVOLVING CREDIT NOTE. The amount of Indebtedness under the Revolving Credit Facility may increase and decrease from time to time as Secured Party advances, Debtor repays, and Secured Party readvances, sums on account of the Revolving Credit Facility. It is hereby agreed that all Advances, first, shall be deemed evidenced by Note #1 up to the principal amount of $1,000,000., so that the first sums advanced by Secured Party shall be evidenced by Note #1. Note #1, and the Indebtedness evidenced by Note #1, shall be reduced only by the last and final sums that Debtor repays with respect to the Revolving Credit Facility and shall not be reduced by any intervening repayments of Advances by Secured Party until all Indebtedness under Note #2 has been repaid. All Advances (including readvances) shall first be deemed borrowed under Note #1 (to the extent of $1,000,000.) and all repayments of Advances shall first be applied to Note #2.


7. PAYMENT OF PRINCIPAL, INTEREST, FEES AND COSTS AND EXPENSES- Revolving Credit Facility.

         7.1. PROMISE TO PAY PRINCIPAL. Debtor promises to pay to Secured Party the outstanding principal of Advances in full upon termination of the Revolving Credit Facility pursuant to Section 13.13, or acceleration of the time for payment of the Indebtedness, pursuant to Section 11.2. Whenever the outstanding principal balance of Advances exceeds the Borrowing Capacity, Debtor shall immediately pay to Secured Party the excess of the outstanding principal balance of Advances over the Borrowing Capacity.

         7.2. PROMISE TO PAY INTEREST.

                  (a) Debtor promises to pay to Secured Party interest on the outstanding principal of Advances from time to time unpaid at either (a) the Variable Rate Option, or (b) the LIBOR Rate Option for the Interest Period selected by Debtor. The amount of principal based upon the LIBOR Rate Option shall be minimum amounts of $50,000.00 for the Interest Period selected by Debtor. From the date of the occurrence of, and during the continuance of, an Event of Default, Debtor, as additional compensation to Secured Party for its increased credit risk promises to pay interest on (i) the principal of Advances, whether or not past due; and (ii) past due interest and any other amount past due under the Transaction Documents, at a per annum rate equal to the Prime Rate plus three percent per annum ("Default Rate" or "Default Rate of Interest").

                  (b) Interest shall be paid (i) on the first day of each month in arrears, (ii) on the Termination Date, (iii) on acceleration of the time for payment of the Indebtedness, pursuant to Section 11.2, and (iv) on the date the Indebtedness is paid in full.

                  (c) Any change in the interest rate resulting from a change in the Prime Rate shall take effect simultaneously with such change in the Prime Rate. Whether the Variable Rate Option or LIBOR Rate Option is in effect, interest shall be computed on the daily unpaid principal balance of Advances. Interest shall be calculated for each calendar day at 1/360th of the applicable per annum rate which will result in an effective per annum rate higher than the rate specified herein. In no event shall the rate of interest exceed the maximum rate permitted by applicable law. If Debtor pays to Secured Party interest in excess of the amount permitted by applicable law, such excess shall be applied in reduction of the principal of Advances under the Revolving Credit Facility made pursuant to this Agreement, and any remaining excess interest, after application thereof to the principal of Advances, shall be refunded to Debtor.

                  (d) At Debtor's option, Debtor may elect to pay interest on one or more Advances for one or more Interest Periods or for the term of this Note, or any period of time, so long as such period is made available by Secured Party and does not extend beyond the Term, subject to the provisions contained herein, by giving notice of such election to the Secured Party by 11:00 a.m. at least three (3) Business Days before the first day of such Advance. If the Debtor does not elect an Interest Rate Option for an Advance, or prior to the expiration of an Interest Period, the Variable Rate Option shall be deemed to have been chosen by Debtor.

                  (e) At the option of Debtor, Debtor may elect to pay interest on the Indebtedness herein or portion(s) thereof, in minimum amounts of $50,000.00 at the LIBOR Rate Option for the Interest Period selected by the Debtor by giving notice of such election by the Secured Party by 11:00 a.m. at least three (3) Business Days before the first day of such Interest Period.

                  (f) All written notices of Interest Rate Selection and/or Requests for Advances shall be substantially in the form annexed hereto as Exhibit E, attached hereto and incorporated herein by this reference.

                  (g) At any time while the LIBOR Rate Option is in effect, Debtor agrees to pay to Secured Party and hold Secured Party harmless from any loss or expense ("breakage fees" or "breakage costs") which Secured Party may sustain or incur as a consequence of such prepayment. Such breakage fees shall equal the amount of the Indebtedness being prepaid, multiplied by a per annum interest rate equal to the difference between the then applicable Base LIBOR Rate and the 360-day equivalent interest yield (hereinafter the "Bank Bid Rate") reasonably selected by the Secured Party in its sole and absolute discretion, for an aggregate amount comparable to the then remaining principal balance of the Indebtedness, and with maturities comparable to the Rollover Date (as hereinafter defined) applicable to the principal balance of the Indebtedness, calculated over a period of time from and including the date of prepayment to, but not including, the Rollover Date applicable to the then remaining principal balance of the Indebtedness being prepaid. If the Base LIBOR Rate applicable to the principal balance of the portion of the Indebtedness being prepaid is equal to or less than the Bank Bid Rate, no LIBOR Rate breakage fee shall be due. The term "Rollover Date" applicable to a particular LIBOR Interest Period shall mean the last day of LIBOR Interest Period. The Secured Party shall submit a certificate to the Debtor setting forth in reasonable detail the amount of the breakage costs, which certificate shall be conclusive in the absence of manifest error. The breakage costs shall also apply to prepayments due as a result of a default. There shall be no breakage costs for any portion of the indebtedness being prepaid bearing interest at the Variable Rate Option.

                  (h) At any time while the LIBOR Rate Option is in effect, the applicable LIBOR Interest Rate will equal the Adjusted LIBOR Rate plus the LIBOR Margin, based upon the ratio of Funded Debt to Cash Flow, as described herein with respect to the applicable Interest Period. Each determination of a LIBOR Interest Rate shall be made by Secured Party 60 days after the end of Borrower's first, second and third fiscal quarters, and 120 days after the end of Borrowers fiscal year end (provided however that the financial statements required to be delivered to Secured Party has in fact been timely delivered, with time being of the essence), and shall be conclusive and binding upon the Debtor absent manifest error. Secured Party will adjust the LIBOR Margin, and the resulting LIBOR Interest Rate quarterly, with Funded Debt to Cash Flow tested by Secured Party quarterly based upon a rolling four quarter ratio of "Funded Debt" to "Cash Flow" of the Debtor and its Consolidated Subsidiaries, as follows:

        "Funded Debt" to "Cash Flow"            "LIBOR Margin"
        ----------------------------            --------------
                  < 5:1                             1.25%
                  > 5:1                             1.50%
                  -

Secured Party will make its determination of the LIBOR Margin based upon the quarterly and/or annual financial statements, 10-K's and 10-Q's of the Debtor and its Consolidated Subsidiaries required to be submitted to Secured Party pursuant to the terms of Section 9.1. hereinbelow. If the Debtor shall fail to deliver to Secured Party the required financial statements and other required reports, the Revolving Credit Facility shall bear interest at the Variable Rate Option until such statements and reports have been received, provided that no Event of Default has occurred and is continuing, in which case, the Default Rate shall apply.

         7.3. PROMISE TO PAY FEES. Debtor promises to pay to Secured Party monthly, on the first day of each calendar month, an unused fee equal to one quarter of one percent (.25%) of $25,000,000.00 less the aggregate average principal balance of all Advances outstanding during the calendar month just ended under the Revolving Credit Facility, calculated for each calendar day at 1/360th of the applicable per annum rate which will result in an effective per annum rate higher than the rate specified herein.

         7.4. PROMISE TO PAY COSTS AND EXPENSES.

                  (a) Debtor agrees to pay to Secured Party, on demand, all costs and expenses as provided in this Agreement, and all costs and expenses incurred by Secured Party from time to time in connection with this Agreement, including, without limitation, those incurred in: (i) preparing, negotiating, amending, waiving, or granting consent with respect to the terms of any or all of the Transaction Documents; (ii) enforcing the Transaction Documents; (iii) performing, pursuant to Section 13.2, Debtor's duties under the Transaction Documents upon Debtor's failure to perform them; (iv) filing financing statements, assignments, or other documents relating to the Collateral (e.g., filing fees, recording taxes, and documentary stamp taxes); (v) realizing upon or protecting any Collateral; (vi) enforcing or collecting any Indebtedness or guaranty thereof; and (vii) upon the occurrence of an Event of Default, employing collection agencies or other agents to collect any or all of the Receivable.

                  (b) Without limiting Section 7.4(a), Debtor also agrees to pay to Secured Party, on demand, the actual reasonable fees and disbursements incurred by Secured Party for attorneys retained by Secured Party for advice, suit, appeal, or insolvency or other proceedings under the Federal Bankruptcy Code or otherwise upon the occurrence of an Event of Default specified in
Section 13.13.

         7.5.  COMMITMENT  FEE.  Without  limiting  any other  provision of this
Article 7, as a condition to Secured Party extending the Termination Date and increasing the aggregate principal amount of Advances under the Revolving Credit Facility, Debtor will have paid a commitment fee of Twenty Five Thousand ($25,000.00) Dollars, plus such other costs and expenses incurred by Secured Party or attributable to the Revolving Credit facility, including reasonable legal fees of Secured Party's counsel and disbursements thereof;

         7.6. ACCOUNT STATED. Debtor agrees that each monthly or other statement of account mailed or delivered by Secured Party to Debtor pertaining to the outstanding balance of Advances, the amount of interest due thereon, fees, and costs and expenses shall be final, conclusive, and binding on Debtor and shall constitute an "account stated" with respect to the matters contained therein unless, within thirty (30) calendar days from when such statement is mailed or, if not mailed, delivered to Debtor, Debtor shall deliver to Secured Party written notice of any objections which it may have as to such statement of account, and in such event, only the items to which objection is expressly made in such notice shall be considered to be disputed by Debtor.

         7.7. ARRANGER FEE. Without limiting any other provision of this Article 7, as a condition to Secured Party extending the Termination Date and increasing the aggregate principal amount of Advances under the Revolving Credit Facility, Debtor will have paid an arranger fee of Fifty Thousand ($50,000.00) Dollars.

8. INTENTIONALLY DELETED PRIOR TO EXECUTION.

9. AFFIRMATIVE COVENANTS. So long as any part of the Indebtedness remains unpaid, or this Agreement remains in effect, Debtor shall comply with the covenants contained elsewhere in this Agreement, and with the covenants listed below:

         9.1. FINANCIAL STATEMENTS. Debtor shall furnish to Secured Party:

                  (a) Annual Audited Financial Statements of Debtor. Within one hundred twenty (120) days after the end of each fiscal year, audited consolidated financial statements of Debtor and its Consolidated Subsidiaries as of the end of such year, fairly presenting Debtor's and its Consolidated Subsidiaries' financial position, which statements shall consist of a balance sheet and related statements of income, retained earnings, and cash flow covering the period of Debtor's immediately preceding fiscal year, and which shall be prepared by Debtor and audited by independent certified public accountants satisfactory to Secured Party in the form submitted to the Securities and Exchange Commission, and in accordance with GAAP. At the same time, Debtor shall deliver to Secured Party (i) a copy of the Form 10-K filed with the Securities and Exchange Commission, and internally prepared consolidating financial statements of Debtor and its Consolidated Subsidiaries, and (ii) a covenant compliance certificate certifying that there are no defaults to the Transaction Documents in the form of Exhibit D attached hereto and made a part hereof and otherwise in form and substance reasonably satisfactory to Secured Party, executed by the chairman, president or chief financial officer of Debtor or other financial officer satisfactory to Secured Party. in the form of Exhibit E attached hereto and made a part hereof. All such financial statements and other documents delivered to Secured Party are to be certified as accurate by the chief financial officer of Debtor.

                  (b) Quarterly 10-Q Reports. Within sixty (60) days of each first, second and third fiscal quarter of each fiscal year, consolidated 10-Q report filed with the Securities and Exchange Commission of Debtor and its Consolidated Subsidiaries as of the end of such period, fairly presenting Debtor's and its Consolidated Subsidiaries' financial position, and internally prepared consolidating financial statements of Debtor and its Consolidated Subsidiaries. At the same time, the Debtor shall deliver to the Secured Party a covenant compliance certificate certifying that there are no defaults to the Transaction Documents in the form of Exhibit D attached hereto and made a part hereof and otherwise in form and substance reasonably satisfactory to Secured Party, executed by the chairman, president or chief financial officer of Debtor or other financial officer satisfactory to Secured Party. All such reports shall be in such detail as the Securities and Exchange Commission shall request and in accordance with GAAP and shall be signed and certified to be correct by the chief financial officer of Debtor or such other financial officer satisfactory to Secured Party.

                  (c) Management Letters. In addition, Debtor shall deliver to Secured Party, as soon as available, a true copy of any "Management Letter" or other communication to Debtor, from its certified public accountants regarding matters which arose or were ascertained during the course of their review and which such accountants determined ought to be brought to management's attention.

                  (d) Other Reporting. Within forty five days of each fiscal quarter of each fiscal year concerning Debtor and all Consolidated Subsidiaries, all such reports to be in form and substance satisfactory to Secured Party in its reasonable discretion:

                  (i) accounts receivable aging reports; and

                  (ii) inventory designation reports.

                  (e) Other Information. Copies of any and all proxy statements, financial statements, and reports which Debtor sends to its shareholders, and copies of any and all periodic and special reports and registration statements which Debtor files with the Securities and Exchange Commission, and such additional information as Secured Party may from time to time reasonably request regarding the financial and business affairs of Debtor or any Consolidated Subsidiary.

         9.2. GOVERNMENT AND OTHER SPECIAL RECEIVABLES. Debtor shall promptly notify Secured Party in writing of the existence of any Receivable as to which the perfection, enforceability, or validity of Secured Party's Security Interest in such Receivable, or Secured Party's right or ability to obtain direct payment to Secured Party of the Proceeds of such Receivable, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, any Receivable subject to the Federal Assignment of Claims Act of 1940, as amended.

         9.3. INTENTIONALLY DELETED PRIOR TO EXECUTION.

         9.4. BOOKS AND RECORDS. Debtor shall maintain, at its own cost and expense, accurate and complete books and records with respect to the Collateral, in form satisfactory to Secured Party, and including, without limitation, records of all payments received and all Credits and Extensions granted with respect to the Receivables, of the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory, and of all other dealings affecting the Collateral. Debtor shall deliver such books and records to Secured Party or its representative upon reasonable request. At Secured Party's request, Debtor shall mark all or any records to indicate the Security Interest. Debtor shall further indicate the Security Interest on all financial statements issued by it or shall cause the Security Interest to be so indicated by its accountants.

         9.5. INVENTORY IN POSSESSION OF THIRD PARTIES. If any Inventory remains in the hands or control of any of Debtor's agents, finishers, contractors, or processors, or any other third party, Debtor, if requested by Secured Party, shall notify such party of Secured Party's Security Interest in the Inventory and shall instruct such party to hold such Inventory for the account of Secured Party and subject to the instructions of Secured Party.

         9.6. EXAMINATIONS. Debtor shall at all reasonable times and from time to time permit Secured Party or its agents upon reasonable advance notice to Debtor to inspect the Collateral and to examine and make extracts from, or copies of, any of Debtor's books, ledgers, reports, correspondence, and other records.

         9.7. VERIFICATION OF COLLATERAL. Secured Party shall have the right to verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate and Debtor agrees to furnish all assistance and information and perform any acts which Secured Party may require in connection therewith.

         9.8. RESPONSIBLE PARTIES. Debtor shall notify Secured Party of the occurrence of any event specified in Section 11.1(v)(iv) with respect to any Responsible Party promptly after receiving notice thereof.

         9.9. TAXES. Debtor shall promptly pay and discharge all of its taxes, assessments, and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payment of such taxes, assessments, and other governmental charges, make all required withholding and other tax deposits, and, upon request, provide Secured Party with receipts or other proof that such taxes, assessments, and other governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being contested in good faith, and by appropriate proceedings diligently conducted, and adequate reserves for the payment thereof have been established.

         9.10. LITIGATION.

                  (a) Debtor shall promptly notify Secured Party in writing of any litigation, proceeding, or counterclaim against, or of any investigation of, Debtor or any Consolidated Subsidiary if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation may materially and adversely affect the finances or operations of Debtor or any Consolidated Subsidiary or title to, or the value of, any Collateral; or (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of any Transaction
Document or any action taken, or to be taken, pursuant to any Transaction Document.

                  (b) Debtor shall furnish to Secured Party such information regarding any such litigation, proceeding, counterclaim, or investigation as Secured Party shall request.

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


         9.11. INSURANCE.

                  (a) Debtor shall at all times carry and maintain in full force and effect such insurance as Secured Party may from time to time reasonably require, in coverage, form, and amount, and issued by insurers, satisfactory to Debtor and Secured Party, including, without limitation: workers' compensation or similar insurance; public liability insurance; business interruption insurance; and insurance against such other risks as are usually insured against by business entities of established reputation engaged in the same or similar businesses as Debtor and similarly situated.

                  (b) Debtor shall deliver to Secured Party the policies of insurance required by Secured Party, with appropriate endorsements designating Secured Party as an additional insured, mortgagee and loss payee as requested by Secured Party. Each policy of insurance shall provide that if such policy is cancelled for any reason whatsoever, if any substantial change is made in the coverage which affects Secured Party, or if such policy is allowed to lapse for nonpayment of premium, such cancellation, change, or lapse shall not be effective as to Secured Party until thirty (30) days after receipt by Secured Party of written notice thereof from the insurer issuing such policy.

         9.12. GOOD STANDING; BUSINESS.

                  Debtor shall take all necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business or ownership of its property requires such qualification. Debtor shall take all necessary steps to preserve the legal existence of each of its Consolidated Subsidiaries and each of their respective rights to conduct business in all states in which the nature of their respective businesses or ownership of properties requires such qualification.

         9.13. PENSION REPORTS. Upon the occurrence of any Pension Event, Debtor shall furnish to Secured Party, as soon as possible and, in any event, within thirty (30) days after Debtor knows, or has reason to know, of such occurrence, the statement of the president or chief financial officer of Debtor setting forth the details of such Pension Event and the action which Debtor proposes to take with respect thereto.

         9.14. NOTICE OF NON-COMPLIANCE. Debtor shall notify Secured Party in writing of any failure by Debtor or any Third Party to comply with any provision of any Transaction Document within ten (10) days of learning of such non-compliance, or if any representation or warranty contained in any Transaction Document is no longer true.

         9.15. COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Debtor shall comply with all Environmental Laws.

                  (b) Debtor shall not suffer, cause, or permit the Disposal of Hazardous Substances at any property owned, leased, or operated by it or any domestic Consolidated Subsidiary.

                  (c) Debtor shall promptly notify Secured Party in the event of the Disposal of any domestic Hazardous Substance at any property owned, leased, or operated by Debtor or any domestic Consolidated Subsidiary, or in the event of any Release, or threatened Release, of a Hazardous Substance, from any such property.

                  (d) Debtor shall, at Secured Party's request, provide, at Debtor's expense, updated Environmental Questionnaires concerning any property owned, leased, or operated by Debtor or any domestic Consolidated Subsidiary.

                  (e) Debtor shall deliver promptly to Secured Party (i) copies of any documents received from the United States Environmental Protection Agency or any state, county, or municipal environmental or health agency concerning Debtor's or any domestic Consolidated Subsidiary's operations and (ii) copies of any documents submitted by Debtor or any domestic Consolidated Subsidiary to the United States Environmental Protection Agency or any state, county, or municipal environmental or health agency concerning its operations.

         9.16. DEFEND COLLATERAL. Debtor shall defend the Collateral against the claims and demands of all other parties (other than Secured Party), including, without limitation, defenses, setoffs, and counterclaims asserted by any Account Debtor against Debtor or Secured Party.

         9.17. USE OF PROCEEDS. Debtor shall use the proceeds of Advances solely for Debtor's working capital and for such other legal and proper corporate purposes as are consistent with all applicable laws, Debtor's articles or certificate of incorporation and by-laws, resolutions of Debtor's Board of Directors, and the terms of this Agreement.

         9.18. COMPLIANCE WITH LAWS. Debtor shall comply with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operations of the real and personal property owned or leased by it in the conduct of its business.

         9.19. MAINTENANCE OF PROPERTY. Debtor shall maintain its property, including, without limitation, the Collateral, in good condition and repair and shall prevent the Collateral, or any part thereof, from being or becoming an accession to other goods not constituting Collateral.

         9.20 LICENSES, PERMITS, ETC. Debtor shall maintain all of its franchises, grants, authorizations, licenses, permits, easements, consents, certificates, and orders, if any, in full force and effect until their respective expiration dates.

         9.21. TRADEMARKS AND PATENTS. Debtor shall maintain all of its trademarks, trademark rights, patents, patent rights, licenses, permits, tradenames, tradename rights, and approvals, if any, in full force and effect until their respective expiration dates.

         9.22. ERISA. Debtor shall comply with the provisions of ERISA and the Internal Revenue Code with respect to each Pension Plan.

         9.23. MAINTENANCE OF OWNERSHIP. Debtor shall at all times maintain ownership of the percentages of issued and outstanding capital stock of each

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


Consolidated Subsidiary set forth in Exhibit B and notify Secured Party in writing prior to the incorporation of any new Consolidated Subsidiary.

         9.24. ACTIVITIES OF CONSOLIDATED SUBSIDIARIES. Unless the provisions of this Section 9.24 are expressly waived by Secured Party in writing, Debtor shall cause each domestic Consolidated Subsidiary to comply with Sections 9.1, 9.9, 9.11, 9.12, 9.15, 9.26 and 9.18 through 9.22, inclusive, and any of the provisions contained in Schedule, and shall cause each domestic Consolidated Subsidiary to refrain from doing any of the acts proscribed by Sections 10.2, 10.3, and 10.5 through 10.14, inclusive.

         9.25. LABOR DISPUTES. Debtor shall notify the Secured Party promptly upon Debtor's learning of any material labor dispute to which Debtor may become a party to, any strikes or walkouts relating to any of its plants or any of its facilities and/or the expiration of any labor contract to which Debtor is a party to or by which Debtor is bound.

         9.26. FINANCIAL COVENANTS. The financial covenants to include the following:

         (a) The Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a ratio of Total Liabilities to Tangible Net Worth of not greater than 1.5 to 1 (to be tested quarterly based upon the financial statements required to be presented to Secured Party pursuant to the terms hereof).

         (b) The Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a minimum Tangible Net Worth (to be tested quarterly based upon the financial statements required to be presented to Secured Party pursuant to the terms hereof) of not less than:

                           (i) at June 30, 2007, the actual Tangible Net Worth at June 30, 2006 plus $1,000,000, and

                           (ii) at June 30, 2008, the actual Tangible Net Worth at June 30, 2007 plus $1,000,000, and

                           (iii) at June 30, 2009, the actual Tangible Net Worth at June 30, 2008 plus $1,000,000, and

                           (iv) at June 30, 2010, the actual Tangible Net Worth at June 30, 2009 plus $1,000,000, and

                           (v) at June 30, 2011, the actual Tangible Net Worth at June 30, 2010 plus $1,000,000.

         (c) At all times, the Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a ratio of Current Assets to Current Liabilities of not less than 4.00 to 1, to be tested each fiscal quarter end of

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


each fiscal year, based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1. hereinabove.

         (d) The Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a minimum "Debt Service Coverage Ratio" of 1.25 to 1, to be tested at the end of each fiscal year, based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1 hereinabove. "Debt Service Coverage Ratio" shall mean earnings before interest, taxes, depreciation and amortization, less distributions, all divided by current portion of long term debt as of the prior fiscal year end plus interest expense.

         (e) At all times, the Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a ratio of the aggregate of cash plus Receivables to Current Liabilities of not less than 1.25 to 1, to be tested each fiscal quarter end of each fiscal year, based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1. hereinabove.

         (f) At all times, the Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, not less than forty (40%) of the value of all of their identifiable assets (as disclosed in the 10K statement) in the United States, to be tested at each fiscal year end.

         (g) The above ratios of this Section 9.26. are being calculated assuming that in the last year of the Loan Agreement, the Advances under the Revolving Credit Facility are viewed as long term debt, unless there is an event of default which is continuing under the Revolving Credit Facility.

         9.27. Control of Certain Collateral. In respect of any security interest granted under this Agreement by Debtor in any Collateral which constitutes Investment Property, or Deposit Accounts, Debtor shall enter into one or more control agreements ("Control Agreement") among Debtor, Secured Party and the Securities Intermediary with respect to any Investment Property and among Debtor, Secured Party and the depository bank with respect to each Deposit Account, on terms satisfactory to Bank, giving Control over such property to Secured Party. With respect to such property constituting Securities Accounts, Debtor may at any time make a request to Secured Party to permit trades of certain specified Investment Property held in such Securities Account for other specified Investment Property which shall be held in such Securities Account. Secured Party shall be under no obligation whatsoever to honor such request or to permit or effect, through the Securities Intermediary, or otherwise, any such trades and Secured Party may in its sole and absolute discretion refuse to do so. In no event is Debtor permitted to, and Debtor agrees that Debtor shall not, withdraw any money or property from such Securities Account or modify or terminate any Control Agreement or any customer agreement with the Securities Intermediary under which such Securities Account was established. If any of the Collateral constitutes Letter-of-Credit Rights, Debtor shall at Secured Party's request, enter into an assignment in favor of Secured Party of the proceeds of the letters of credit involved, on terms satisfactory to Secured Party, and cause the issuer of each such letter of credit now existing or hereafter issued to consent to such assignment. If any of the Collateral constitutes Electronic Chattel Paper, Debtor shall, at Secured Party's request, grant control of such Electronic Chattel Paper to Secured Party in accordance with Section 9-105 of

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


the UCC. Debtor agrees that all items of income, gain, expense and loss recognized in any such Securities Account or Deposit Account, or any Securities Account holding Collateral or in respect of any other Investment Property constituting Collateral, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Debtor.

         9.28. GUARANTIES. All future domestic Consolidated Subsidiaries shall execute and deliver to Secured Party payment guaranties, general security agreements and such other Transaction Documents that current domestic Consolidated Subsidiaries have heretofore delivered to Secured Party, all in form and substance comparable to what has previously been delivered to Secured Party by existing domestic Consolidated Subsidiaries.

         10. NEGATIVE COVENANTS. So long as any part of the Indebtedness remains unpaid or this Agreement remains in effect, Debtor and its Consolidated Subsidiaries, without the written consent of Secured Party, shall not violate any covenant contained otherwise herein and shall not, and Debtor shall not permit its Consolidated Subsidiaries to:

         10.1. LOCATION OF INVENTORY, EQUIPMENT, AND BUSINESS RECORDS. Move the Inventory, Equipment or the records concerning the Collateral from the location where they are kept as specified herein, except in the ordinary course of business.

         10.2. BORROWED MONEY. Create, incur, assume, or suffer to exist any liability for borrowed money, except to Secured Party and except for permitted Capital Expenditures.

         10.3. SECURITY INTEREST AND OTHER ENCUMBRANCES. Create, incur, assume, or suffer to exist any mortgage, security interest, other encumbrance or other Lien upon any of its properties or assets, whether now owned or hereafter acquired (a) except in favor of Secured Party, (b) except all existing liens, mortgages, or encumbrances, and (c) except in connection with the grant of a security interest in Equipment in connection with financing the purchase of Equipment or in connection with the leasing of Equipment in an aggregate amount not to exceed $500,000.00 per fiscal year, so long as Debtor is in compliance with Sections 10.10 and 10.11. herein.

         10.4. STORING AND USE OF COLLATERAL. Place the Collateral in any warehouse which may issue a negotiable Document with respect thereto or use the Collateral in violation of any provision of the Transaction Documents, of any applicable statute, regulation, or ordinance, or of any policy insuring the Collateral.

         10.5. MERGERS, CONSOLIDATIONS, OR SALES.

                  (a) Merge or consolidate with or into any corporation; (b) enter into any joint venture or partnership with any person, firm, or corporation; (c) convey, lease, or sell all or any material portion of its property or assets or business to any other person, firm, or corporation except for the sale of Inventory in the ordinary course of its business and in accordance with the terms of this Agreement; or (d) convey, lease, or sell any of its assets to any person, firm or corporation for less than the fair market value thereof.

         10.6. CAPITAL STOCK. Purchase or retire any of its capital stock or issue any capital stock, except (1) in connection with its employee stock option plan and its non-employee stock option plan and (2) pro rata to its present stockholders, or otherwise change the capital structure of Debtor or change the relative rights, preferences, or limitations relating to any of its capital stock, and (iii) Debtor may purchase up to one million shares, in the aggregate, of its own common voting stock, as expressly permitted in Section 2.2 hereinabove.

         10.7. DIVIDENDS OR DISTRIBUTIONS. Pay or declare any cash or other dividends or distributions (other than stock dividends or stock distributions) on any of its corporate stock, or permit a Consolidated Subsidiary to pay or declare any cash or other dividends or distributions (other than stock dividends or stock distribution) on any of the corporate stock of any Consolidated Subsidiary other than cash or other dividends or other distributions to Debtor or any other Consolidated Subsidiary.

         10.8. INVESTMENTS AND ADVANCES. Make any investment in, or advances to, any other person, firm, or corporation, except (a) advance payments or deposits against purchases made in the ordinary course of Debtor's regular business; (b) direct obligations of the United States of America, money-market funds or certificates of deposit; or (c) any existing investments in, or existing advances to, the Consolidated Subsidiaries.

         10.9. GUARANTIES. Become a guarantor, a surety, or otherwise liable for the debts or other obligations of any other person, firm, or corporation, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies, or services (or by way of stock purchase, capital contribution, advance, or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business.

         10.10. LEASES. Enter, as lessee, into any lease of real or personal property (whether such lease is classified on Debtor's financial statements as a capital lease or operating lease) in excess of $500,000 per fiscal year.

         10.11.  CAPITAL  EXPENDITURES.  During any fiscal  year during the Loan
Period,   cause  the  Capital   Expenditures  of  Debtor  and  its  Consolidated
Subsidiaries to exceed, on a combined basis, $2,500,000.

         10.12. FINANCIAL STATEMENTS. Fail to deliver the financial statements and reports set forth in Section 9.1. hereof within the time frames specified.

         10.13. NAME CHANGE. Change its name without giving at least thirty (30) days prior written notice of its proposed new name to Secured Party, together with delivery to Secured Party of UCC-1 Financing Statements reflecting Debtor's new name, all in form and substance satisfactory to Secured Party.

         10.14. DISPOSITION OF COLLATERAL. Sell, assign, or otherwise transfer, dispose of, or encumber the Collateral or any interest therein, or grant a security interest therein, or license thereof, except to Secured Party and except the sale or lease of Inventory in the ordinary course of business of Debtor and in accordance with the terms of this Agreement.

         10.15. FINANCIAL COVENANTS. Fail to comply with the financial covenants set forth in Section 9.26. hereinabove.

         10.16. NEGATIVE PLEDGE. Encumber or cause to encumber the assets (personal property, fixtures or real property) of NAPCO/Alarm Lock, NAPCO Europe, NAPCO Cayman Islands, NAPCO Dominican Republic or any other non domestic Consolidated Subsidiary.

         10.17. GUARANTY, SECURITY AGREEMENT OF NAPCO GULF SECURITY GROUP, LLC. Fail to execute and deliver to Secured Party the unlimited continuing guaranty and continuing general security agreement of NAPCO Gulf, in the same format as those guaranties and security agreements of Alarm Lock and Continental in favor of Secured Party upon such time as NAPCO Gulf's sales or assets exceeds 10% of the Debtor's consolidated sales or assets, as the case may be.

         10.18 PLEDGE OF ASSETS, NEGATIVE PLEDGE OF FUTURE NON DOMESTIC CONSOLIDATED SUBSIDIARIES. Except with respect to NAPCO Cayman Islands and NAPCO Dominican Republic, the obligations as to which are set forth in Section 10.20 hereof, fail to (i) execute and deliver to Secured Party the pledge of 65% of the stock of any future acquired non domestic Consolidated Subsidiary, along with the negative pledge of such non domestic Consolidated Subsidiary, in the same format as those pledge agreements and negative pledge agreements of NAPCO/Alarm Lock and NAPCO Europe, and (ii) deliver to Secured Party the stock pledges and original stock certificates, and such other documents as may be necessary to perfect the pledge of stock in favor of Secured Party.

         10.19. GUARANTY, SECURITY AGREEMENT OF FUTURE DOMESTIC CONSOLIDATED SUBSIDIARIES OR ACQUIRED COMPANIES. Fail to execute and deliver to Secured Party the unlimited continuing guaranty and continuing general security agreement of any future acquired domestic Consolidated Subsidiary, in the same format as those guaranties and security agreements of Alarm Lock and Continental in favor of Secured Party.

         10.20 PLEDGE OF ASSETS, NEGATIVE PLEDGE OF NAPCO Cayman Islands and NAPCO Dominican Republic. Fail to, prior to the transfer of assets or the funding of NAPCO Cayman Islands and/or NAPCO Dominican Republic, (i) notify the Secured Party in writing of such transfer and/or funding, (ii) execute and deliver to the Secured Party the pledge of 65% of the stock of NAPCO Cayman Islands and/or NAPCO Dominican Republic, along with the negative pledge of such non domestic Consolidated Subsidiary, in the same format and on the same terms as the documents presented to Debtor prior to the date hereof, and (iii) deliver to Secured Party the stock pledges and original stock certificates to Secured Party in the same format in the same format as those pledge agreements and negative pledge agreements of NAPCO/Alarm Lock and NAPCO Europe, and such other documents as may be necessary to perfect the pledge of stock in favor of Secured Party.

11. EVENTS OF DEFAULT.

         11.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (individually, an Event of Default and, collectively, Events of Default):

                  (a) Nonpayment. Nonpayment when due of any principal, interest, premium, fee, cost, or expense due under the Transaction Documents, and such nonpayment is not cured within ten (10) days after notice thereof by Secured Party to Debtor.

                  (b) Negative Covenants. Default in the observance of any covenant or agreement of Debtor contained in Article 10, and any such default is not cured by Debtor or waived by Secured Party within ten (10) days after notice thereof by Secured Party to Debtor.

                  (c) intentionally deleted prior to execution.

                  (d) Other Covenants. Default in the observance of any of the covenants or agreements of Debtor contained in the Transaction Documents, other than in Article 10 or Sections 7.1, 7.2, 7.3, or 7.4, or in any other agreement with Secured Party which is not remedied within the earlier of thirty (30) days after (i) notice thereof by Secured Party to Debtor, or (ii) ten (10) days after date Debtor was required to give notice to Secured Party under Section 9.14.

                  (e) Cessation of Business or Voluntary Insolvency Proceedings. The (i) cessation of operations of Debtor's business as conducted on the date of this Agreement; (ii) filing by Debtor of a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect; (iii) making by Debtor of a general assignment for the benefit of creditors; (iv) consent by the Debtor to the appointment of a receiver or trustee, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, for Debtor or any of Debtor's assets; (v) making of any, or sending of any, notice of any intended bulk sale by Debtor; or (vi) execution by Debtor of a consent to any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of, claims against or winding up of affairs of, Debtor.

                  (f) Involuntary Insolvency Proceedings. (i) The appointment of a receiver, trustee, custodian, or officer performing similar functions, including, without limitation, a "custodian," as defined in the Federal
Bankruptcy Code, for Debtor or any of Debtors assets; or the filing against Debtor of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or any foreign jurisdiction now or hereafter in effect; or of any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of Debtor shall be instituted against Debtor; and (ii) such appointment shall not be vacated, or such petition or proceeding shall not be dismissed, within sixty (60) days after such appointment, filing, or institution.

                  (g) Other Indebtedness and Agreements. Failure by Debtor to pay, when due, (or, if permitted by the terms of any applicable documentation, within any applicable grace period) any indebtedness owing by Debtor to Secured Party or any other person or entity (other than the Indebtedness incurred, pursuant to this Agreement, and including, without limitation, indebtedness evidencing a deferred purchase price), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise, or failure by the Debtor to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than a Transaction Document) evidencing or securing or relating to any indebtedness owing by Debtor when required to be performed if the effect of such failure is to permit the holder to accelerate the maturity of such indebtedness, and such failure is not cured within thirty (30) days after such failure to pay when due.

                  (h) Judgments. Any judgment or judgments against Debtor (other than any judgment for which Debtor is fully insured) shall remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of thirty (30) days.

                  (i) Pension Default. Any Reportable Event which Secured Party shall determine in good faith constitutes grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation, or for the appointment by an appropriate United States district court of a trustee to administer any Pension Plan, shall occur and shall continue thirty (30) days after written notice thereof to Debtor by Secured Party; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or any Pension Plan shall be terminated; or Debtor or any Consolidated Subsidiary shall withdraw from a Pension Plan in a complete withdrawal or a partial withdrawal; or there shall arise vested unfunded liabilities under any Pension Plan that, in the good faith opinion of Secured Party, have or will or might have a material adverse effect on the finances or operations of Debtor; or Debtor or any Consolidated Subsidiary shall fail to pay to any Pension Plan any contribution which it is obligated to pay under the terms of such plan or any agreement or which is required to meet statutory minimum funding standards, and such pension default is not remedied within thirty (30) days of default;

                  (j) Collateral; Impairment. There shall occur with respect to the Collateral any (i) misappropriation, conversion, diversion, or fraud; (ii) levy, seizure, or attachment; or (iii) material loss, theft, or damage, and such impairment is not cured to the reasonable satisfaction of Secured Party within ten (10) days of written notice by Secured Party to Debtor.

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


                  (k) Insecurity; Change. Secured Party shall reasonably believe in good faith that the prospect of payment of all, or any part, of the Indebtedness or performance of Debtor's obligations under the Transaction Documents or any other agreement between Secured Party and Debtor is impaired; or there shall occur any materially adverse change in the business or financial condition of Debtor.

                  (l) Third Party Default. There shall occur with respect to any Third Party or any Consolidated Subsidiary, including, without limitation, any guarantor or Consolidated Subsidiary (i) any event described in Section 11.1(e), 11.1(f), 11.1(g), or 11.1(h); (ii) any pension default event such as described in Section 11.1(i) with respect to any pension plan maintained by such Third Party or such Consolidated Subsidiary; or (iii) any failure by Third Party or such Consolidated Subsidiary to perform in accordance with the terms of any agreement between such Third Party and Secured Party, and such Third Party default remains unremedied within thirty (30) days of default.

                  (m) Representations. Any certificate, statement, representation, warranty, or financial statement furnished by, or on behalf of, Debtor or any Third Party, pursuant to, or in connection with, this Agreement (including, without limitation, representations and warranties contained herein) or as an inducement to Secured Party to enter into this Agreement or any other lending agreement with Debtor shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified or to have omitted any substantial contingent or unliquidated liability or claim against Debtor or any such Third Party, or if on the date of the execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate which shall not have been disclosed in writing to Secured Party at, or prior to, the time of such execution.

                  (n) Challenge to Validity. Debtor or any Third Party commences any action or proceeding to contest the validity or enforceability of any Transaction Document or any lien or security interest granted or obligations evidenced by any Transaction Document.

                  (o) Death or Incapacity; Termination. Any Third Party dies or becomes incapacitated, or terminates or attempts to terminate, in accordance with its terms or otherwise, any guaranty or other Transaction Document executed by such Third Party.

                  (p) Control Agreements/Letters of Credit. If a Control Agreement has been entered into with respect to Investment Property or Deposit Accounts, or Secured Party has control of Electronic Chattel Paper or Letter-of-Credit Rights, the termination or purported termination of such Control Agreement without the consent of Secured Party, or the Securities Intermediary thereto or the custodian or issuer of the property subject to the Control Agreement or the issuer of a letter of credit that has been assigned to Secured Party or the custodian of Electronic Chattel Paper in which Secured Party has been granted a security interest hereunder challenges the validity of or its liability under the Control Agreement, or any default occurs thereunder or disputes the assignment of such property to Secured Party or Secured Party's control of such property.

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


                  (q) Location of Collateral within the United States. If, at any time during the Loan Period, Debtor and its Consolidated Subsidiaries shall fail to maintain, on a consolidated basis, not less than fifty (50%) of the value of all of their identifiable assets (as disclosed in the 10K statement) in the United States, to be tested at each fiscal year end.

                  (r) The occurrence of any of the following events with respect to Debtor or any Responsible Party, or any guarantor of the Indebtedness: (i) the occurrence of an event of default in respect of any other liabilities, obligations or agreements, present future, absolute or contingent, secured or unsecured, matured or unmatured, several or joint, original or acquired, of any of the Responsible Parties to or with Secured Party; (ii) suspension of the usual business activities of any member of any partnership or limited liability company included in the term "the Responsible Parties"; (iii) making, or sending a notice of, an intended bulk transfer; (iv) granting a security interest to anyone other than Secured Party in any property including, without limitation, the rights of any of the Responsible Parties in the Collateral or permitting such security interest to exist; (iv) suspension of payment; (v) the whole or partial suspension or liquidation of its usual business; (vi) commencement against any of the Responsible Parties of any proceeding for enforcement of a money judgment under Article 52 of the New York Civil Practice Law and Rules or amendments thereto; (vii) if any of the Responsible Parties or if any of the Indebtedness or Collateral at any time fails to comply with Regulation U of the Federal Reserve Board or any amendments thereto; (viii) the issuance of any warrant, process or order of attachment, garnishment or lien, and/or the filing of a Lien as a result thereof against any of the property of Debtor or any Responsible Party whether or not Collateral; (ix) any of the Responsible Parties challenges or institutes any proceeding, or any proceedings are instituted, which challenge the validity, binding effect or enforceability of this Agreement; (x) any of the Responsible Parties makes, receives or retains any payment on account of indebtedness subordinated to the Indebtedness in violation of the terms of such subordination; or(xi) any of the Responsible Parties or any partnership or limited liability company of which any of the Responsible Parties is a member is expelled from or suspended by any stock or securities exchange or other exchange.

         11.2. EFFECTS OF AN EVENT OF DEFAULT.

                  (a) Upon the happening of one or more Events of Default (except an Event of Default under either Section 11.1(e) or 11.1(f)), Secured Party may declare any obligations it may have hereunder to be cancelled, and the principal of the Indebtedness then outstanding to be immediately due and payable, together with all interest thereon and costs and expenses accruing under the Transaction Documents. Upon such declaration, any obligations Secured Party may have hereunder shall be immediately cancelled, and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand, or further notice of any kind to Debtor.

                  (b) Upon the  happening of one or more Events of Default under
Section 11.1(e) or 11.1(f), Secured Party's obligations hereunder shall be cancelled immediately, automatically, and without notice, and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand, or notice of any kind to the Debtor.

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


12. SECURED PARTY'S RIGHTS AND REMEDIES.

         12.1. GENERALLY. Secured Party's rights and remedies with respect to the Collateral, in addition to those rights granted herein and in any other agreement between Debtor and Secured Party now or hereafter in effect, shall be those of a secured party under the Uniform Commercial Code as in effect in the State and under any other applicable law.

         12.2. INTENTIONALLY DELETED PRIOR TO EXECUTION.

         12.3. POSSESSION OF COLLATERAL. Whenever Secured Party may take possession of the Collateral, pursuant to Section 12.1, Secured Party may take possession of the Collateral on Debtor's premises or may remove the Collateral, or any part thereof, to such other places as the Secured Party may, in its sole discretion, determine. If requested by Secured Party, Debtor shall assemble the Collateral and deliver it to Secured Party at such place as may be designated by Secured Party.

         12.4. COLLECTION OF RECEIVABLES. Upon the occurrence of an Event of Default or an event which with notice or lapse of time, or both, would constitute an Event of Default, Secured Party may demand, collect, and sue for all monies and proceeds due, or to become due, on the Receivables (in either Debtor's or Secured Party's name at the latter's option) with the right to enforce, compromise, settle, or discharge any or all Receivables. If Secured Party takes any action contemplated by this Section with respect to any Receivable, Debtor shall not exercise any right that Debtor would otherwise have had to take such action with respect to such Receivable.

         12.5. INTENTIONALLY DELETED PRIOR TO EXECUTION

         12.6. LICENSE TO USE PATENTS, TRADEMARKS AND TRADENAMES. Debtor grants to Secured Party a royalty-free license to use any and all patents, trademarks, and tradenames now or hereafter owned by, or licensed to, Debtor for the purposes of manufacturing and disposing of Inventory after the occurrence of an Event of Default. All Inventory shall at least meet quality standards maintained by Debtor prior to such Event of Default.

13.      MISCELLANEOUS.

         13.1. PERFECTING THE SECURITY INTEREST; PROTECTING THE COLLATERAL. Debtor hereby authorizes Secured Party to file such financing statements relating to the Collateral without Debtor's signature thereon as Secured Party may deem appropriate, and appoints Secured Party as Debtor's attorney-in-fact (without requiring Secured Party) to execute any such financing statement or statements in Debtor's name and to perform all other acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect, preserve, and realize upon the Collateral.

         13.2. PERFORMANCE OF DEBTOR'S DUTIES. Upon Debtor's failure to perform any of its duties under the Transaction Documents, including, without limitation, the duty to obtain insurance as specified in Section 9.11, Secured Party may, but shall not be obligated to, perform any or all such duties.

         13.3. NOTICE OF SALE. Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Secured Party of sale, disposition, or other intended action hereunder, or in connection herewith, whether required by the Uniform Commercial Code as in effect in the State or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least five (5) days prior to such action, to Debtor's address or addresses specified above or to any other address which Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor.

         13.4. WAIVER BY SECURED PARTY. No course of dealing between Debtor and Secured Party and no delay or omission by Secured Party in exercising any right or remedy under the Transaction Documents or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Secured Party are cumulative.

         13.5. WAIVER BY DEBTOR. Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all Account Debtors and against any and all prior parties to any note, Chattel Paper, draft, trade acceptance or other instrument for the payment of money covered by the Security Interest, whether or not in Secured Party's possession. Secured Party shall not be responsible to Debtor for loss or damage resulting from Secured Party's failure to enforce any Receivables or to collect any moneys due, or to become due, thereunder or other Proceeds constituting Collateral hereunder. Debtor waives protest of any note, check, draft, trade acceptance, or other instrument for the payment of money constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party, including, without limitation, notice of Secured Party's intent to accelerate the Indebtedness or any part thereof.

         13.6. SETOFF. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party, at its sole election, may setoff against the Indebtedness any and all monies then or thereafter owed to Debtor by Secured Party in any capacity, whether or not the Indebtedness or the obligation to pay such monies owed by Secured Party is then due, and Secured Party shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

         13.7. ASSIGNMENT. The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the Indebtedness or any part thereof. Prior to the occurrence of an Event of Default hereunder, Secured Party shall give Debtor ninety (90) days prior written notice of an assignment in full of its interest in the Indebtedness, with the exception of assignments of its interest in the Indebtedness due to acquisition, merger, consolidation, takeover or such other like activity.

         13.8. SUCCESSORS AND ASSIGNS. Secured Party and Debtor, as used herein, shall include the successors or assigns of those parties, except that Debtor shall not have the right to assign its rights hereunder or any interest herein.

         13.9. MODIFICATION. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except as may be provided in a written agreement signed by Debtor and a duly authorized officer of Secured Party.

         13.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by Secured Party and Debtor on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Agreement.

         13.11. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records to be kept in connection with the provision of this Agreement, shall be in accordance with GAAP consistently applied during each interval and from interval to interval; provided, however, that in the event changes in GAAP shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Debtor's certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Debtor and Secured Party shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

         13.12. INDEMNIFICATION.

                  (a) If after receipt of any payment of all, or any part of, the Indebtedness, Secured Party is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and Debtor shall be liable, and shall indemnify and hold Secured Party harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this
Section 13.12(a) shall survive the termination of this Agreement and the Transaction Documents.

                  (b) Debtor agrees to indemnify, defend and hold harmless Secured Party from, and against, any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including, but not limited to, all costs of investigation, monitoring, legal representations, remedial response, removal, restoration or permit acquisition, which may now, or in the future, be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by Secured

Party or any other person or entity as a result of the presence of, Release of, or threatened Release of Hazardous Substances on, in, under, or near the property owned, leased or operated by Debtor or any Consolidated Subsidiary. The liability of Debtor under the covenants of this Section 13.12(b) is not limited by any exculpatory provisions in this Agreement or any other documents securing the Indebtedness and shall survive repayment of the Indebtedness or any transfer or termination of this Agreement regardless of the means of such transfer or termination. Debtor agrees that Secured Party shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. Debtor further agrees that Secured Party has no duty to warn Debtor or any other person or entity about any actual or potential environmental contamination or other problem that may have become apparent, or will become apparent, to Secured Party.

                  (c) Debtor agrees to pay, indemnify, and hold Secured Party harmless from, and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, counsel and special counsel fees and disbursements in connection with any litigation, investigation, hearing, or other proceeding) with respect, or in any way related, to the existence, execution, delivery, enforcement, performance, and administration of this Agreement and any other Transaction Document (all of the foregoing, collectively, the "Indemnified Liabilities"). The agreements in this
Section 13.12(c) shall survive repayment of the Indebtedness.

         13.13. TERMINATION.

                   This Agreement is, and is intended to be, a continuing Agreement and shall remain in full force and effect for the Term and for any renewal term, if any; provided, however, that Secured Party may terminate this Agreement by giving Debtor notice to terminate in writing at least one hundred twenty (120) days prior to the end of the Term whereupon at the end of the Term all Indebtedness shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of such Indebtedness is otherwise due and payable pursuant to the agreement or instrument evidencing same. Notwithstanding the above, Secured Party may terminate this Agreement immediately and without further notice (except as specifically provided for herein or in the other Transaction Documents) upon the occurrence of an uncured or unremedied Event of Default herein or under any of the Transaction Documents. In addition, the one hundred twenty (120) day prior notice provision contained in this Section 13.13. does not apply and shall not be enforceable in the event that an uncured default has occurred and is continuing under the Transaction Documents with respect to payment covenants, bankruptcy covenants or bankruptcy events of default, financial covenants contained in Section 9.26. herein, the negative covenants contained in Sections 10.11, 10.15 and 10.16 herein, the cross-default with other creditors covenants, and the event of default specified in Section 11.1. (q). Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the Security Interest, Secured Party's rights and remedies under the Transaction Documents and Debtor's obligations and liabilities under the Transaction Documents, shall survive any termination of this Agreement and shall remain in full force and effect until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Secured Party, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after

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


such notice, shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated until: (i) such final and irrevocable payment in full of the Indebtedness as described in the preceding sentence; and (ii) Debtor and Secured Party execute a mutual general release, subject to Section 13.12 of this Agreement, in form and substance satisfactory to the Secured Party and Debtor and their counsel.

         13.14. FURTHER ASSURANCES. From time to time, Debtor shall take such action and execute and deliver to Secured Party such additional documents, instruments, certificates, and agreements as Secured Party may reasonably request to effectuate the purposes of the Transaction Documents.

         13.15. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         13.16. CUMULATIVE SECURITY INTEREST, ETC. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for payment or performance of the Indebtedness, and no security taken hereafter as security for payment or performance of the Indebtedness shall impair in any manner or affect this Agreement, or the security interest granted hereby, all such present and future additional security to be considered as cumulative security.

         13.17. SECURED PARTY'S DUTIES. Without limiting any other provision of this Agreement: (a) the powers conferred on Secured Party hereunder are solely to protect its interests and shall not impose any duty to exercise any such powers; and (b) except as may be required by applicable law, Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

         13.18. NOTICE GENERALLY. All notices and other communications hereunder shall be made by telegram, telex, electronic transmitter, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom sent one Business Day after sending, if sent by telegram, telex, electronic transmitter or overnight air courier, and three Business Days after mailing, if sent by certified or registered mail. All such notices and other communications to a party hereto shall be addressed to such party at the address set forth on the cover page hereof or to such other address as such party may designate for itself in a notice to the other party given in accordance with this Section 13.18. Notices to Debtor shall be sent to the attention of the Senior Vice President for Operations and Finance. As of this date the Senior Vice President for Operations and Finance is Kevin Buchel.

         13.19. SEVERABILITY. The provisions of this Agreement are independent of, and separable from, each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability

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


shall not  invalidate  the  balance  of such  provision  to the extent it is not
prohibited  or  unenforceable  nor  render  prohibited  or  unenforceable   such
provision in any other jurisdiction.

         13.20. INCONSISTENT PROVISIONS. The terms of this Agreement and the other Transaction Documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

         13.21. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions, including, without limitation, those expressed in any commitment letter delivered by Secured Party to Debtor.

         13.22. APPLICABLE LAW. THIS AGREEMENT, AND THE TRANSACTIONS EVIDENCED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE INTERNAL LAWS OF THE STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE.

         13.23. CONSENT TO JURISDICTION. DEBTOR AND SECURED PARTY AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE, OR ARISING OUT OF, THE TRANSACTION DOCUMENTS MAY BE COMMENCED IN ANY COURT OF THE STATE IN ANY COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES IN ANY DISTRICT, IN WHICH SECURED PARTY HAS AN OFFICE, AND DEBTOR WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO DEBTOR, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OR THE UNITED STATES.

         13.24. JURY TRIAL WAIVER. DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY DEBTOR OR SECURED PARTY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. DEBTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. DEBTOR ACKNOWLEDGES THAT SECURED PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION 13.24.

Accepted at Garden City, New York by:

                                     NAPCO SECURITY SYSTEMS, INC.


                                     By:
                                        ----------------------------------------
                                                   Kevin Buchel
                                                   Senior Vice President



                                     HSBC BANK USA,  NATIONAL  ASSOCIATION,
                                     SUCCESSOR BY MERGER TO HSBC BANK USA,
                                     FORMERLY KNOWN AS MARINE MIDLAND BANK


                                     By:
                                        ----------------------------------------
                                          Christopher J. Mendelsohn
                                          First Vice President

STATE OF NEW YORK          )
                           ) SS:
COUNTY OF NASSAU           )

                  On this ____ day of ___________, 2007, before me, the undersigned, a Notary Public in and for said State, personally came Kevin Buchel, personally known to me or proved to me on the basis of satisfactory evidence to be the person, whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person or entity upon behalf of which the person acted executed the instrument.

                                               ---------------------------
                                               NOTARY PUBLIC






STATE OF NEW YORK  )
                   ) SS:
COUNTY OF NASSAU   )

                  On this ____ day of _______, 2007, before me, the undersigned, a Notary Public in and for said State, personally came Christopher J. Mendelsohn, personally known to me or proved to me on the basis of satisfactory evidence to be the person, whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person or entity upon behalf of which the person acted executed the instrument.


                                               ---------------------------
                                               NOTARY PUBLIC

                                             As of September 7, 2007

HSBC Bank USA, National Association
534 Broad Hollow Road
Melville, New York  11747


Re: Revolving Credit Note #1 by NAPCO Security Systems, Inc. (the "Borrower") to Marine Midland Bank, now known as HSBC Bank USA, National Association, successor by merger to HSBC Bank USA ("Lender") in the aggregate principal sum of up to $1,000,000.00, dated May 12, 1997, as the same may be extended or otherwise modified from time to time ("Note #1" or "Revolving Credit Note #1")

Ladies and Gentlemen:

        The undersigned hereby reaffirms and ratifies all the terms, conditions, representations and covenants contained in Note #1 and certifies that (i)no default, nor events which with notice and/or passage of time would constitute a default, has occurred and is continuing under Note #1 or any of the other instruments executed and delivered to evidence and/or secure the revolving credit facility or under any other note, loan or security agreement to which the Borrower is a party, (ii) there are no offsets, defenses or counterclaims to the Borrower's obligations under Note #1 and the other Transaction Documents and
(iii) the Borrower has not entered into any agreement with creditors that expressly or otherwise prohibit the Borrower from entering into any extension or modification of Note #1 as of the date hereof.

        The undersigned further covenants and agrees that Lender has agreed to extend the Termination Date pursuant to and in accordance with the amended and restated loan and security agreement dated as of even date hereof, by and between the Borrower and Lender, as may be amended, extended, or otherwise modified or restated from time to time (the "Agreement" or the "Loan
Agreement"). Note #1 is governed by the terms of the Agreement, with the terms of the Agreement incorporated herein by this reference.

        Note # 1 continues to be secured by and the parties hereto are entitled to the benefits of that certain Second Mortgage and Security Agreement in the principal amount of $1,000,000, dated as May 12, 1997, as the same may be extended or otherwise modified from time to time (the "Mortgage"), made by the Borrower to the Lender, encumbering, among other things, certain real property and improvements now or hereafter located on said real property, situate at 333 Bayview Avenue, a/k/a 359 Bayview Avenue, Amityville, in the Town of Babylon, County of Suffolk, State of New York, as more particularly described in the Mortgage ("Mortgaged Premises" or "Mortgaged Property") and the Assignment of Leases and Rents dated as of May 12, 1997 by the Borrower in favor of the Lender covering the Mortgaged Property, as the same may be modified from time to time (the "Assignment of Leases and Rents"). The Mortgage and the Assignment of

Leases were each executed and delivered pursuant to the Loan Agreement, with all of the covenants, conditions and agreements of the Mortgage and the Assignment of Leases and Rents being made a part of Note # 1 by the references contained in Note # 1 and herein to the Mortgage and other Transaction Documents. The Borrower hereby reaffirms and ratifies all the terms, conditions, representations and covenants contained in the Mortgage and the Assignment of Leases and Rents, hereby reaffirms and ratifies the grant of the mortgage on and security interest in the Mortgaged Property pursuant to the terms of the Mortgage, hereby reaffirms and ratifies the assignment of leases and rents pursuant to the terms of the Assignment of Leases and Rents, and hereby certifies that there are no defenses, offsets or counterclaims to the Mortgage and/or the Assignment of Leases and Rents of the date hereof.

        Note # 1 also is secured by the Collateral of the Borrower described in the Loan Agreement, the pledged collateral described in certain pledge agreements dated as of May 17, 1997, July 27, 2000, and/or as of even date hereof, as the case may be, as may have been reaffirmed from time to time, and the collateral of the domestic Consolidated Subsidiaries described in the amended and restated continuing general security agreements executed and delivered to the Lender by each of the domestic Consolidated Subsidiaries as of even date hereof, as the same may be reaffirmed, modified or restated from time to time, and the Lender is entitled to the benefits of all of the collateral described therein and the collateral described in the other Transaction Documents.

        Note # 1 is the Note # 1 referred to in the Loan Agreement, and the Lender shall be entitled to the benefit of all of the provisions contained therein and in the other Transaction Documents. The Loan Agreement, among other things, contains provisions for payment of principal, interest, fees and charges in connection with the Revolving Credit Facility as well as provisions for acceleration of Note # 1 upon the happening of certain stated events. The Loan Agreement also contains representations, warranties, covenants and conditions precedent to Advances under the Revolving Credit Facility, all of which are hereby made part of Note # 1 to the same extent and with the same effect as if set forth herein at length. The Loan Agreement, among other provisions, extends the Termination Date, which extension is expressly made part of Note # 1 by this reference.

        Each of the Transaction Documents remain in full force and effect. All capitalized terms not otherwise specifically defined herein or in Note #1 shall have the meanings ascribed to such terms in the Loan Agreement.

                                            Very truly yours,

                                            NAPCO Security Systems, Inc.

                                    By:
                                            ------------------------------------
                                            Kevin Buchel
                                            Senior Vice President



Accepted and Agreed:

        HSBC Bank USA, National Association

By:
        -------------------------------------------
        Christopher J. Mendelsohn
        First Vice President

                                                         As of September 7, 2007

HSBC Bank USA, National Association
534 Broad Hollow Road
Melville, New York  11747


Re: Revolving Credit Note #2 by NAPCO Security Systems, Inc. (the "Borrower") to Marine Midland Bank, now known as HSBC Bank USA, National Association, successor by merger to HSBC Bank USA ("Lender") in the original aggregate principal sum of up to $15,000,000.00, dated May 12, 1997, as the same may be increased, extended or otherwise modified from time to time ("Note #2" or "Revolving Credit Note #2")

Ladies and Gentlemen:

        The undersigned hereby reaffirms and ratifies all the terms, conditions, representations and covenants contained in Note #2 and certifies that (i)no default, nor events which with notice and/or passage of time would constitute a default, has occurred and is continuing under Note #2 or any of the other instruments executed and delivered to evidence and/or secure the revolving credit facility or under any other note, loan or security agreement to which the Borrower is a party, (ii) there are no offsets, defenses or counterclaims to the Borrower's obligations under Note #2 and the other Transaction Documents and
(iii) the Borrower has not entered into any agreement with creditors that expressly or otherwise prohibit the Borrower from entering into any extension or modification of Note #2 as of the date hereof.

        The first paragraph of Note #2 contained at page 2 of Note #2, and all amendments of such first paragraph, the first paragraph of Note #2 contained at page 2 is herein replaced in its entirety as follows:

                    FOR VALUE RECEIVED, the Borrower does hereby covenant and promise to pay to the order of the Lender at its office at 534 Broad Hollow Road; Melville, New York 11747 or at such other place or places as the Lender may designate to the Borrower in writing from time to time, in check, coin or currency of the United States which is then legal tender for the payment of public or private debts, in immediately available funds, the lesser of (a) the principal amount of Twenty-Four Million ($24,000,000.00) Dollars; or (b) the aggregate unpaid principal amount of all loans (or Advances) made by the Lender to the Borrower from time to time hereunder (collectively the "Loans", or if used in the singular, the "Loan").

        The undersigned further covenants and agrees that Lender has agreed to extend the Termination Date pursuant to and in accordance with the amended and restated loan and security agreement dated as of even date hereof by and between the Borrower and Lender, as may be amended, extended, or otherwise modified or restated from time to time (the "Agreement" or the "Loan Agreement"). Note #2 is governed by the terms of the Agreement, with the terms of the Agreement incorporated herein by this reference.

        Note #2 also is secured by the Collateral of the Borrower described in the Loan Agreement, the pledged collateral described in certain pledge agreements dated as of May 17, 1997, July 27, 2000, and/or as of even date hereof, as the case may be, as may have been reaffirmed from time to time, and the collateral of the domestic Consolidated Subsidiaries described in the amended and restated continuing general security agreements executed and delivered to the Lender by each of the domestic Consolidated Subsidiaries as of even date hereof, as the same may be reaffirmed, modified or restated from time to time, and the Lender is entitled to the benefits of all of the collateral described therein and the collateral described in the other Transaction Documents.

        Note #2 is the Note #2 referred to in the Loan Agreement, and the Lender shall be entitled to the benefit of all of the provisions contained therein and in the other Transaction Documents. The Loan Agreement, among other things, contains provisions for payment of principal, interest, fees and charges in connection with the Revolving Credit Facility as well as provisions for acceleration of Note #2 upon the happening of certain stated events. The Loan Agreement also contains representations, warranties, covenants and conditions precedent to Advances under the Revolving Credit Facility, all of which are hereby made part of Note #2 to the same extent and with the same effect as if set forth herein at length. The Loan Agreement, among other provisions, extends the Termination Date, which extension is expressly made part of Note # 2 by this reference.

        Each of the Transaction Documents remain in full force and effect. All capitalized terms not otherwise specifically defined herein or in Note #1 shall have the meanings ascribed to such terms in the Loan Agreement.

                                            Very truly yours,

                                            NAPCO Security Systems, Inc.

                                    By:
                                            ---------------------------------
                                            Kevin Buchel
                                            Senior Vice President



Accepted and Agreed:

        HSBC Bank USA, National Association

By:
        -------------------------------------------
        Christopher J. Mendelsohn
        First Vice President